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                                                                    EXHIBIT 10.1

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                                CREDIT AGREEMENT

                             dated as of [ ], 2006,

                                      among

                               COREL CORPORATION,

                             COREL US HOLDINGS, LLC,

                            THE LENDERS PARTY HERETO,

                                       and

                       MORGAN STANLEY SENIOR FUNDING INC.,

                  as Administrative Agent and Collateral Agent

                       MORGAN STANLEY SENIOR FUNDING INC.,

                      as Sole Bookrunner and Lead Arranger,

                         J.P. MORGAN SECURITIES INC. and

                         DEUTSCHE BANK SECURITIES INC.,

                              as Co-Lead Arrangers,

                       MORGAN STANLEY SENIOR FUNDING INC.,

                  as Syndication Agent and Documentation Agent

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                                TABLE OF CONTENTS

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                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.01  Defined Terms.......................................................................................      1

SECTION 1.02  Terms Generally.....................................................................................     27

SECTION 1.03  Pro Forma Calculations..............................................................................     28

SECTION 1.04  Classification of Loans and Borrowings..............................................................     28

SECTION 1.05  Currency Equivalent.................................................................................     28

                                                    ARTICLE II

                                                    THE CREDITS

SECTION 2.01  Commitments.........................................................................................     28

SECTION 2.02  Loans...............................................................................................     29

SECTION 2.03  Borrowing Procedure.................................................................................     30

SECTION 2.04  Evidence of Debt; Repayment of Loans................................................................     30

SECTION 2.05  Fees................................................................................................     31

SECTION 2.06  Interest on Loans...................................................................................     32

SECTION 2.07  Default Interest....................................................................................     33

SECTION 2.08  Alternate Rate of Interest..........................................................................     33

SECTION 2.09  Termination and Reduction of Commitments............................................................     33

SECTION 2.10  Conversion and Continuation of Borrowings...........................................................     34

SECTION 2.11  Repayment of Term Borrowings........................................................................     35

SECTION 2.12  Optional Prepayment.................................................................................     36

SECTION 2.13  Mandatory Prepayments...............................................................................     37
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SECTION 2.14  Reserve Requirements; Change in Circumstances.......................................................     39

SECTION 2.15  Change in Legality..................................................................................     40

SECTION 2.16  Indemnity...........................................................................................     41

SECTION 2.17  Pro Rata Treatment..................................................................................     41

SECTION 2.18  Sharing of Setoffs..................................................................................     42

SECTION 2.19  Payments............................................................................................     42

SECTION 2.20  Taxes and Other Taxes...............................................................................     43

SECTION 2.21  Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.............................     44

SECTION 2.22  Swingline Loans.....................................................................................     46

SECTION 2.23  Letters of Credit...................................................................................     47

SECTION 2.24  Mandatory Triggered Prepayments.....................................................................     52

SECTION 2.25  Relationship Between the Borrowers..................................................................     53

                                                    ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES

SECTION 3.01  Organization; Powers................................................................................     57

SECTION 3.02  Authorization.......................................................................................     58

SECTION 3.03  Enforceability......................................................................................     58

SECTION 3.04  Governmental Approvals..............................................................................     58

SECTION 3.05  Financial Statements................................................................................     58

SECTION 3.06  No Material Adverse Effect..........................................................................     59

SECTION 3.07  Title to Properties; Possession Under Leases........................................................     59

SECTION 3.08  Subsidiaries........................................................................................     59

SECTION 3.09  Litigation; Compliance with Laws....................................................................     60

SECTION 3.10  Agreements..........................................................................................     60
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SECTION 3.11  Federal Reserve Regulations.........................................................................     60

SECTION 3.12  Investment Company Act; Public Utility Holding Company Act..........................................     60

SECTION 3.13  Use of Proceeds.....................................................................................     61

SECTION 3.14  Tax Returns.........................................................................................     61

SECTION 3.15  No Material Misstatements...........................................................................     61

SECTION 3.16  Employee Benefits...................................................................................     61

SECTION 3.17  Environmental Matters...............................................................................     62

SECTION 3.18  Insurance...........................................................................................     63

SECTION 3.19  Security Documents..................................................................................     63

SECTION 3.20  Location of Real Property and Leased Premises.......................................................     64

SECTION 3.21  Labor Matters.......................................................................................     65

SECTION 3.22  Payments to Employees and Others....................................................................     65

SECTION 3.23  Withholding and Remittances.........................................................................     65

SECTION 3.24  Solvency............................................................................................     65

SECTION 3.25  Anti-Terrorism Laws.................................................................................     65

                                                    ARTICLE IV

                                               CONDITIONS OF LENDING

SECTION 4.01  All Credit Events...................................................................................     66

SECTION 4.02  First Credit Event..................................................................................     67

                                                     ARTICLE V

                                               AFFIRMATIVE COVENANTS

SECTION 5.01  Existence; Businesses and Properties................................................................     72

SECTION 5.02  Insurance...........................................................................................     72

SECTION 5.03  Obligations and Taxes...............................................................................     73

SECTION 5.04  Financial Statements, Reports, etc..................................................................     73
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SECTION 5.05  Litigation and Other Notices........................................................................     75

SECTION 5.06  Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings...................     75

SECTION 5.07  Use of Proceeds.....................................................................................     75

SECTION 5.08  Further Assurances..................................................................................     75

SECTION 5.09  Interest Rate Protection............................................................................     77

                                                    ARTICLE VI

                                                NEGATIVE COVENANTS

SECTION 6.01  Indebtedness........................................................................................     77

SECTION 6.02  Liens...............................................................................................     78

SECTION 6.03  Mergers, Consolidations, Sales of Assets and Acquisitions...........................................     79

SECTION 6.04  Change Name or Chief Executive Office...............................................................     79

SECTION 6.05  Nature of Business..................................................................................     80

SECTION 6.06  Prepayments and Amendments..........................................................................     80

SECTION 6.07  Restricted Payments.................................................................................     80

SECTION 6.08  Accounting Methods..................................................................................     81

SECTION 6.09  Investments.........................................................................................     81

SECTION 6.10  Transactions with Affiliates........................................................................     81

SECTION 6.11  Capital Expenditures................................................................................     81

SECTION 6.12  Employee Plans......................................................................................     81

SECTION 6.13  Maximum Total Leverage Ratio........................................................................     81

SECTION 6.14  Minimum Fixed Charge Coverage Ratio.................................................................     82

SECTION 6.15  Amendments to Acquisition Documents and Other Agreements............................................     82

SECTION 6.16  Negative Pledge Clauses.............................................................................     82

SECTION 6.17  Clauses Restricting Subsidiary Distributions........................................................     82
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                                                    ARTICLE VII

                                                 EVENTS OF DEFAULT

SECTION 7.01  Events of Default...................................................................................     83

                                                   ARTICLE VIII

                                 THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 8.01  Appointment of Agent; Agent Bank....................................................................     85

SECTION 8.02  Agent's Powers and Duties...........................................................................     86

SECTION 8.03  Resignation of Agent................................................................................     87

SECTION 8.04  No Reliance.........................................................................................     87

SECTION 8.05  Agents..............................................................................................     87

SECTION 8.06  Release of Collateral...............................................................................     88

SECTION 8.07  Release of Subsidiary Guarantor.....................................................................     88

                                                    ARTICLE IX

                                                   MISCELLANEOUS

SECTION 9.01  Notices.............................................................................................     88

SECTION 9.02  Survival of Agreement...............................................................................     90

SECTION 9.03  Binding Effect......................................................................................     90

SECTION 9.04  Successors and Assigns..............................................................................     90

SECTION 9.05  Expenses; Indemnity.................................................................................     95

SECTION 9.06  Right of Setoff.....................................................................................     96

SECTION 9.07  Applicable Law......................................................................................     96

SECTION 9.08  Waivers; Amendment..................................................................................     96

SECTION 9.09  Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest..........................     97

SECTION 9.10  Judgment Currency...................................................................................     99
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SECTION 9.11  Entire Agreement....................................................................................     99

SECTION 9.12  WAIVER OF JURY TRIAL................................................................................    100

SECTION 9.13  Severability........................................................................................    100

SECTION 9.14  Counterparts........................................................................................    100

SECTION 9.15  Headings............................................................................................    100

SECTION 9.16  Jurisdiction; Consent to Service of Process.........................................................    100

SECTION 9.17  Confidentiality.....................................................................................    101

SECTION 9.18  USA Patriot Act Notice..............................................................................    101
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ANNEX

Annex A              -     Pricing Grid

SCHEDULES

Schedule 1.01        -     Subsidiary Guarantors
Schedule 2.01        -     Lenders and Commitments
Schedule 3.08        -     Subsidiaries
Schedule 3.09        -     Litigation
Schedule 3.16        -     Employee Benefits
Schedule 3.17        -     Environmental Matters
Schedule 3.18        -     Insurance
Schedule 3.19(a)     -     Uniform Commercial Code and PPSA Filing Offices
Schedule 3.20(a)     -     Owned Real Property
Schedule 3.20(b)     -     Leased Real Property
Schedule 5.10        -     Subsidiaries in Liquidation
Schedule 6.01        -     Indebtedness Existing on the Closing Date
Schedule P-1         -     Liens Existing on the Closing Date

EXHIBITS

Exhibit A            -     Form of Administrative Questionnaire
Exhibit B            -     Form of Assignment and Acceptance
Exhibit C-1          -     Form of Borrowing Request
Exhibit C-2          -     Form of Swingline Borrowing Request
Exhibit C-3          -     Form of Notice of Request for Issuance
Exhibit D-1          -     Form of Guarantee and Collateral Agreement
Exhibit D-2          -     Form of Canadian Security Agreement
Exhibit D-3          -     Form of Canadian Guaranty
Exhibit E            -     Form of Notice of Conversion/Continuation
Exhibit F            -     Form of Notice of Prepayment
Exhibit G-1          -     Form of Revolving Promissory Note
Exhibit G-2          -     Form of Term Promissory Note

            CREDIT AGREEMENT dated as of [ ], 2006, among COREL CORPORATION, a corporation continued under the laws of Canada ("COREL"), COREL US HOLDINGS, LLC, a Delaware limited liability company ("COREL SUBSIDIARY", and together with Corel, the "BORROWERS"), the LENDERS (as defined in Article I), MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO., as the Issuing Bank and the Swingline Lender (as hereinafter defined), MORGAN STANLEY SENIOR FUNDING INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT" together with any successor administrative agent appointed pursuant to Article VIII) and collateral agent (in such capacity, the "COLLATERAL AGENT" together with any successor collateral agent appointed pursuant to Article VIII) for the Lenders, and as syndication agent and documentation agent, MORGAN STANLEY SENIOR FUNDING INC., as sole bookrunner and lead arranger and J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as co-lead arrangers.

            (1) The Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) on the Closing Date in an aggregate principal amount not in excess of $90,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $75,000,000. The Borrowers also have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $5,000,000, and the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $10,000,000. The proceeds of the Term Loans will be used solely (a) to repay a portion of amounts due or outstanding under the Existing Credit Agreements, including accrued interest and prepayment penalties (if any), (b) to fund a portion of the Transaction and (c) to pay fees and expenses related thereto. The proceeds of the Revolving Loans and the Swingline Loans are to be used solely for ongoing working capital needs and other general corporate purposes, including to finance Permitted Acquisitions. The Letters of Credit will be used solely to support payment obligations incurred in the ordinary course of business by the Borrowers and the Subsidiaries.

            (2) The Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                                       1
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            "ACQUISITION" shall mean the acquisition by Corel of all of the membership interests in Cayman Ltd. Holdco for a total purchase price equal to 4,322,587common shares of Corel and the repayment of all outstanding Indebtedness under the WinZip Credit Agreement (excluding fees and expenses associated therewith).

            "ACQUISITION AGREEMENT" shall mean the Stock Purchase Agreement, dated as of [______], 2006, by and among Vector CC Holdings IV, SRL, WinZip Computing LLC, Cayman Ltd. Holdco and Corel.

            "ACQUISITION DOCUMENTS" shall mean, collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

            "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

            "ADMINISTRATIVE AGENT FEE LETTER" shall mean the Fee Letter, dated as of the date hereof, from the Administrative Agent to the Borrowers.

            "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

            "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

            "ADVISORY SERVICES AGREEMENT" shall mean the Advisory Services Expense Reimbursement Agreement, dated February 23, 2006, between Corel and Vector Capital Corporation, as amended.

            "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified, provided, however, that, for purposes of Section 6.10, the term "Affiliate" shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

            "AGENTS" shall mean the Administrative Agent and the Collateral
Agent.

            "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

            "AGREEMENT" shall mean this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, including the Schedules and Exhibits hereto.

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            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective at the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "ANTI-TERRORISM LAWS" shall mean Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act and the laws administered by the United States Treasury Department's Office of Foreign Asset Control (each as from time to time in effect) and any similar laws relating to terrorism.

            "APPLICABLE LAW" shall mean, in the context that refers to one or more persons, those Laws that apply to that person or persons or its or their business, undertaking, properties or securities.

            "APPLICABLE PERCENTAGE" shall mean, for any day, (a) with respect to any Eurodollar Loan, [ ]% per annum, and (b) with respect to any ABR Loan, [ ]% per annum, provided, that, on and after the first Adjustment Date (as defined in the Pricing Grid) occurring after the completion of one full fiscal quarter of Corel, the Applicable Percentage with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

            "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, amalgamation, casualty, condemnation or otherwise) by a Borrower or any of the Subsidiaries to any person other than a Borrower or any Grantor Loan Party of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares), (b) any sale or disposition of software programs other than Key Software Programs or (c) any other assets of the Borrowers or any of the Subsidiaries (other than any Permitted Disposition), provided, that any transaction or series of related transactions described in clause (b) above having a value not in excess of $250,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

            "ARRANGERS" shall mean Morgan Stanley Senior Funding Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

            "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee pursuant to Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and Corel.

            "BANKRUPTCY CODE" shall mean, as applicable, (a) title 11 of the United States Code, (b) the Bankruptcy and Insolvency Act (Canada), or (c) the Companies' Creditors

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Arrangement Act (Canada), or any similar legislation in a relevant jurisdiction, in each case, as in effect from time to time.

            "BLOCKED PERSON" has the meaning set forth in Section 3.25.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

            "BOARD OF DIRECTORS" shall mean the board of directors (or comparable managers) of Corel or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

            "BOOKS" shall mean all of Corel's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Corel's and its Subsidiaries' Records relating to their business operations or financial condition, and all of their general intangibles related to such information).

            "BORROWING" shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "BORROWING REQUEST" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

            "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday, or other day on which banks in New York City or Toronto, Ontario are authorized or required by law to close, provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CANADIAN INCOME TAX ACT" shall mean the Income Tax Act (Canada), R.S.C. 1985 c. 1 (5th Supp.), as amended from time to time.

            "CANADIAN GUARANTY" shall mean that certain guarantee dated as of the date hereof from Corel Holdings Corporation in favor of the Collateral Agent for the benefit of the Lender Parties, in substantially the form of Exhibit D-2 hereto, as such agreement may be amended, modified or supplemented from time to time.

            "CANADIAN LOAN PARTIES" has the meaning set forth in Section 9.09.

            "CANADIAN SECURITY AGREEMENTS" shall mean those security agreements dated as of the date hereof from the Canadian Loan Parties in favor of the Collateral Agent, each in substantially the form of Exhibit D-3 hereto, as such agreements may be amended, modified or supplemented from time to time.

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            "CAPITAL EXPENDITURES" shall mean, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, other than Permitted Acquisitions and capitalized expenses incurred in connection therewith.

            "CAPITAL LEASE OBLIGATIONS" of any person shall mean, at any time, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property at such time, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CASH EQUIVALENTS" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States or Canada or the United Kingdom or issued by any agency thereof and backed by the full faith and credit of the United States, Canada or the United Kingdom, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States, any province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S") or such other comparable rating companies in Canada or the United Kingdom, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, or such other comparable rates from comparable rating companies in Canada or the United Kingdom, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States, Canada or the United Kingdom or any state of the United States having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States, Canada or the United Kingdom, or any state of the United States so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation or such other comparable insurance company in Canada or the United Kingdom, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

            "CAYMAN PLEDGE AGREEMENT" shall mean that certain [ ] dated as of the date hereof from Corel in favor of the Collateral Agent for the benefit of the Lender Parties in form and substance reasonable satisfactory to the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            "CAYMAN SECURITY AGREEMENT" shall mean that certain Deed of Floating Charge dated as of the date hereof from Cayman Ltd. Holdco in favor of the Collateral Agent for the benefit of the Lender Parties in form and substance reasonable satisfactory to the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CHANGE OF CONTROL" shall mean that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the voting Stock of Corel, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Corel ceases to own, directly or indirectly, and control 100% of the outstanding Stock of Corel Subsidiary.

            "CIPO" shall mean the Canadian Intellectual Property Office.

            "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Term Loan Commitment or a Swingline Commitment.

            "CLOSING DATE" shall mean [ ], 2006.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to

            "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document.

            "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and/or Swingline Commitment.

            "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

            "COMMITMENT LETTER" shall mean the Commitment Letter, dated October 17, 2005, from Morgan Stanley Senior Funding Inc., Morgan Stanley Senior Funding (Nova Scotia) Co., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. to the Borrowers.

            "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrowers dated March 2006.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONSOLIDATED EBITDA" shall mean, with respect to any fiscal period, Consolidated Net Income, minus extraordinary gains, interest income and non-cash non-recurring gains, plus up to $[ ] of expenses incurred in connection with the Transaction, expenses (excluding any expenses incurred in connection with the refinancing of Indebtedness of the acquired entity) incurred in connection with any Permitted Acquisition in an amount not to exceed 3.5% of the aggregate consideration (including any assumed Indebtedness) paid in connection with such Permitted Acquisition, expense incurred in connection with the refinancing of Indebtedness of an acquired entity in connection with any Permitted Acquisition in an amount not to exceed 4.0% of the aggregate consideration (including any assumed Indebtedness) paid in connection with such Permitted Acquisition, non-cash non-recurring losses (including, without limitation, stock option expenses not paid in cash), penalties incurred in respect of any prepayments of debt, amounts in respect of write-offs of deferred financing costs, interest expense, income taxes, depreciation and amortization for such period, up to $200,000 in the aggregate of expenses incurred in connection with the Permitted Reorganization and up to $2,500,000 in the aggregate incurred in the 2005 fiscal year in connection with the termination of the Naming Rights Agreement with respect to the property formerly referred to as the "Corel Center", in each case as determined in accordance with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period in respect of the Loan Parties and the Designated Subsidiaries, the sum of (a) the interest expense (excluding fees but including imputed interest expense in respect of Capital Lease Obligations) for such period, determined in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness that is required to be capitalized rather than included in interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by any Loan Party or any Designated Subsidiary with respect to interest rate Hedging Agreements.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the net income or loss of the Loan Parties and the Designated Subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Loan Party or is merged into or consolidated with any Loan Party or any Designated Subsidiary or the date that such person's assets are acquired by any Loan Party or any Designated Subsidiary and (c) any gains or losses attributable to sales of assets out of the ordinary course of business and the transaction costs in connection with such sales.

            "CONTINUING DIRECTOR" shall mean (a) any member of the Board of Directors who was a director (or comparable manager) of Corel on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the then Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Corel and whose initial assumption of office resulted from such contest or the settlement thereof.

            "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

            "CONTROL AGREEMENT" shall mean a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by each Loan Party or one of its Subsidiaries, the Administrative Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a Deposit Account.

            "COREL'S ACCOUNT" shall mean the account in Corel's name notified to the Administrative Agent from time to time.

            "CREDIT EVENT" shall have the meaning assigned to such term in
Section 4.01.

            "CREDIT FACILITIES" shall mean the revolving credit and term loan facilities provided for by this Agreement.

            "CURRENT ASSETS" shall mean, at any time, the current assets (other than cash and Permitted Investments) of the Loan Parties and the Designated Subsidiaries.

            "CURRENT LIABILITIES" shall mean, at any time, the current liabilities of the Loan Parties and the Designated Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans and Swingline Loans.

            "DEBT FOR BORROWED MONEY" of any Person shall mean all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet.

            "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "DEFAULTING LENDER" shall mean any Revolving Credit Lender that has
(a) defaulted in its obligation to make a Revolving Loan or to fund its participation in a Letter of Credit or Swingline Loan required to be made or funded by it hereunder, or (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or has been taken over by any Governmental Authority.

            "DEPOSIT ACCOUNT" shall mean any deposit account (as that term is defined in the Uniform Commercial Code).

            "DESIGNATED SUBSIDIARIES" shall mean all Subsidiaries existing on the Closing Date that are not Loan Parties.

            "DOLLARS" or "$" shall mean lawful money of the United States of America.

            "EBITDA" of any person shall mean, with respect to any period, Net Income of such person, minus extraordinary gains, interest income and non-cash non-recurring gains, plus non-cash non-recurring losses (including, without limitation, stock option expenses not paid in cash), penalties incurred in respect of any prepayments of debt, and amounts in respect of write-offs of deferred financing costs, interest expense, income taxes, and depreciation and amortization for such period, in each case as determined in accordance with GAAP.

            "ECF PERCENTAGE" shall mean 50%; provided, that, with respect to each fiscal year of Corel ending on or after November 30, 2007, the ECF Percentage shall be reduced to 25% if (a) the Credit Facility is rated at least "BB-" (with a stable outlook) by S&P and "Ba3" (with a stable outlook) by Moody's and (b) no Default or Event of Default exists, in each case as of the date any payment is due pursuant to Section 2.13(b).

            "ELIGIBLE CANADIAN LENDER" shall mean (a) a person resident in Canada for purposes of the Income Tax Act (Canada), (b) an authorized foreign bank which at all times holds all of its interest in any Obligations owed by Corel hereunder in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada) or (c) any Lender or any person able to establish to the satisfaction of the Administrative Agent and Corel based on applicable law in effect on the date on which it becomes a Lender that such Lender is not subject to deduction or withholding of income or similar Taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) with respect to any payments to such Lender of interest, fees, commissions, or any other amount payable by Corel under the Loan Documents.

            "ENVIRONMENTAL LAW" shall mean any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Loan Party or any Subsidiary of an Loan Party, relating to the environment, human health, employee health and safety, or Hazardous Materials.

            "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Law.

            "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, including other equity interests in any person.

            "EQUITY ISSUANCE" shall mean any issuance or sale by a Borrower or any Subsidiary of any Equity Interests of such Borrower or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to a Borrower or any Subsidiary or any Affiliate, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock, options, warrants, stock appreciation rights, phantom stock, or other Incentive Arrangements of a Borrower to management or employees of a Borrower or any Subsidiary under any employee stock option or stock purchase plan, stock appreciation rights plan, phantom stock plan or arrangement or employee benefit plan or arrangement in existence from time to time, (d) issuances in connection with the IPO or the Acquisition and (e) sales or issuances of common stock, the proceeds of which are used to fund a Permitted Acquisition that is consummated contemporaneously with such sale or issuance.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

            "EXCESS CASH FLOW" shall mean, for any fiscal year of Corel, in respect of the Loan Parties and the Designated Subsidiaries, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year, (iii) Capital Expenditures made in cash during such fiscal year, except to the extent directly financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (except any mandatory prepayments of Loans under Section 2.13 or 2.24) made during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year),
(vi) the purchase price of all Permitted Acquisitions paid in cash during such fiscal year and (vii) cash used to pay expenses incurred in connection with the Transaction or Permitted Acquisitions during such fiscal year; provided that such amounts do not exceed 3.5% of the aggregate consideration (including any assumed Indebtedness) paid in connection with such Permitted Acquisitions (excluding any expenses incurred in connection with the refinancing of Indebtedness of the acquired entity) and 4.0% of the aggregate consideration (including any assumed Indebtedness) paid in connection with such Permitted Acquisitions in the case of expenses incurred in connection with the refinancing of Indebtedness of the acquired entity.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

            "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, in which it carries on business or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by Corel under Section 2.21(a)) with respect to a Borrowing by Corel Subsidiary, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender's failure to comply with Section 2.20(e), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.20(a), (d) any capital taxes imposed by Canada or any similar taxes imposed by any other jurisdiction described in clause (a) and (e) any sales, goods and services, harmonized sales, use and value added taxes imposed by Canada or any similar taxes imposed by any other jurisdiction described in clause (a).

            "EXISTING CREDIT AGREEMENTS" shall mean (a) the First Lien Credit Agreement, dated as of February 16, 2005, among the Borrowers, the lenders named therein and Credit Suisse First Boston Toronto Branch, as administrative agent, collateral agent, syndication agent and documentation agent, (b) the Second Lien Credit Agreement, dated as of February 16, 2005, among the Borrowers, the lenders named therein and Credit Suisse First Boston Toronto Branch, as administrative agent, collateral agent, syndication agent and documentation agent and (c) the Credit Agreement, dated as of June 29, 2005, among WinZip International LLC, as borrower, Cayman Ltd. Holdco, as guarantor, the lenders party thereto and Wells Fargo Foothill, Inc., as arranger and Administrative Agent.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTER" shall mean the Fee Letter, dated October 17, 2005, from Morgan Stanley Senior Funding Inc., Morgan Stanley Senior Funding (Nova Scotia) Co., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. to the Borrowers.

            "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

            "FEIN" shall mean Federal Employer Identification Number.

            "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

            "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, to (b) the sum of (i) Consolidated Interest Expense during such four consecutive fiscal quarter period excluding any interest which according to its terms is not required to be paid in cash, plus (ii) scheduled repayments of principal of Indebtedness for such four consecutive fiscal quarter period whether or not actually paid during such period, (iii) Capital Expenditures during such four consecutive fiscal quarter period, and (iv) amounts in respect of cash taxes arising during such four consecutive fiscal quarter period actually paid during such period.

            "FOREIGN SUBSIDIARY" shall mean any Subsidiary organized under the laws of any jurisdiction other than the United States or any state or political subdivision thereof or of Canada or any province thereof.

            "GAAP" shall mean accounting principles generally accepted in the United States from time to time consistently applied.

            "GOVERNING DOCUMENTS" shall mean, with respect to any Person, the certificate or articles of incorporation, by-laws, limited partnership agreement or other organizational documents of such Person.

            "GOVERNMENT" shall mean the Canadian or United States government or any department or agency thereof.

            "GOVERNMENTAL AUTHORITY" shall mean any federal (including the federal government of Canada), state, provincial, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "GRANTING LENDER" shall have the meaning assigned to such term in
Section 9.04(i).

            "GRANTOR LOAN PARTY" shall mean any Subsidiary Guarantor that has executed one or more Security Documents pursuant to which it has granted a Lien in favor of the Collateral Agent on substantially all of its present and after acquired personal property.

            "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business.

            "GUARANTEE AND COLLATERAL AGREEMENT" shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D-1, among the Borrowers, the Subsidiaries party thereto and the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            "HAZARDOUS MATERIALS" shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed under any Environmental Law.

            "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "HEDGE BANK" shall mean any counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is a Lender Party or an Affiliate of a Lender Party as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Lender Party or an Affiliate of a Lender Party at the time such Hedging Agreement is entered into.

            "INCENTIVE ARRANGEMENTS" shall mean any stock ownership, restricted stock, warrants, stock option, or stock appreciation rights plans, "phantom" stock plans, deferred compensation arrangements, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the hiring or retention of directors, executives, officers or employees of Corel and its Subsidiaries.

            "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable in the ordinary course of business and paid in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (excluding trade accounts payable in the ordinary course of business),
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and paid in the ordinary course of business, contingent earn-out obligations (to the extent such obligations remain contingent), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

            "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

            "INSOLVENCY PROCEEDINGS" shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

            "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an Interest Period of such duration available), as the relevant Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided further, that if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an Interest Period of one-week available, such Interest Period shall be available until the Syndication Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "INVESTMENT" in any Person shall mean any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Indebtedness, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (f) or
(g) of the definition of "Indebtedness" in respect of such Person.

            "ISSUING BANK" shall mean, as the context may require, (a) Morgan Stanley Senior Funding (Nova Scotia) Co., in its capacity as the issuer of Letters of Credit hereunder, or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or (k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "ISSUING BANK" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

            "JUDGMENT CURRENCY" has the meaning given in Section 9.10 hereof.

            "KEY SOFTWARE PROGRAMS" shall mean WordPerfect, CorelDRAW, Paint Shop and WinZip.

            "LAWS" shall mean each of and "LAWS" shall mean, collectively, in respect of Canada, the United States of America and any other country, all published laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, Governmental Authority, statutory body or self-regulatory authority, and the term "Applicable" with respect to those Laws and in the context that refers to one or more Persons, shall mean that those Laws apply to that Person or Persons or its or their business, undertaking, property or securities.

            "L/C COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 2.23(j).

            "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

            "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

            "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

            "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in Section 2.05(c).

            "LENDER PARTY" shall mean any Lender, the Swingline Lender and the Issuing Bank.

            "LENDER PARTY EXPENSES" shall mean all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Parties in accordance with the terms of the Loan Documents, (b) third party fees or charges paid or incurred by the

Administrative Agent in connection with the Lender Parties' transactions with the Loan Parties or their Subsidiaries, including, fees or charges for notarization, couriers and messengers, public record searches (including tax lien, litigation, Uniform Commercial Code and PPSA searches and including searches with the patent and trademark office, or the copyright office), filing, recording, publication, periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) provided for in this Agreement, (c) reasonable audit fees and expenses of the Administrative Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) provided for in this Agreement, (d) reasonable costs and expenses of third party claims paid or incurred by the Lender Parties in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Parties' relationship with any Loan Party or any Subsidiary of a Loan Party, (e) the Administrative Agent's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents, and (f) the Administrative Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or any Subsidiary of a Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "LENDERS" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "LENDERS" shall include the Swingline Lender.

            "LETTER OF CREDIT" shall mean any letter of credit issued or deemed issued pursuant to Section 2.23.

            "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period.

            "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement

(or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

            "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Security Documents, the Secured Hedging Agreements and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e), as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "LOAN PARTIES" shall mean the Borrowers and the Subsidiary
Guarantors.

            "LOANS" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

            "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

            "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers and the Subsidiaries, taken as a whole,
(b) a material impairment of the ability of any Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

            "MATERIAL CONTRACT" shall mean any contract the termination of which would result in a Material Adverse Effect.

            "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

            "MORTGAGE" shall mean any freehold deed of trust or mortgage (as the case may be) perfecting the Collateral Agent's security interest in real property of a Loan Party and duly executed by such Loan Party, in each case in form and substance satisfactory to the Collateral Agent, acting reasonably.

            "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including broker's fees or commissions, reasonable legal fees, transfer and similar taxes and the relevant Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds, and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than Indebtedness hereunder) which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) Corel shall deliver a certificate of a Financial Officer to the Administrative Agent within five Business Days after receipt of any such Net Cash Proceeds setting forth the relevant Borrower's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrowers and the Subsidiaries within one-year of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and be continuing at the time such certificate is delivered, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such one-year period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including repurchase obligations to the extent reserved in accordance with GAAP) incurred in connection therewith.

            "NET INCOME" of any person shall mean, for any period, the net income or loss of such person for such period determined in accordance with GAAP; provided that there shall be excluded the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or any Subsidiary Guarantor or the date that such person's assets are acquired by a Borrower or any Subsidiary Guarantor and any gains or losses attributable to sales of assets out of the ordinary course of business and the transaction costs in connection with such sales.

            "NON-U.S. LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Corel Subsidiary is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "OBLIGATIONS" shall mean all loans (including the Term Loans), advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Corel's Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Administrative Agent Fee Letter), charges, costs, Lender Party Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), owing by the Loan Parties to the Lender Parties pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

            "PERMITTED ACQUISITION" shall mean the acquisition by a Borrower or any Subsidiary of all or substantially all the assets of a person or line of business of such person, or the Equity Interests of a person (referred to herein as the "ACQUIRED ENTITY"); provided that (a) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, a Borrower or any Subsidiary; (b) in respect of any acquisition of Equity Interests of any person in which the consideration consists, in whole or in part, of cash (including Indebtedness assumed or incurred in connection with such acquisition), such acquisition shall be for not less than 100% of the Equity Interests of such person (other than director's qualifying shares); (c) the Acquired Entity shall be a going concern, shall be in a similar line of business as that of the Borrowers and the Subsidiaries as conducted during the current and most recent calendar year; (d) at the time of such transaction (i) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (ii) the Borrowers would be in Pro Forma Compliance with respect to the covenant set forth in Sections 6.13 and 6.14; (e) the aggregate consideration (including cash, Indebtedness assumed or incurred in connection with such transactions and any portion of the consideration paid with the proceeds of an Equity Issuance by Corel or with Equity Interests) paid for all Permitted Acquisitions shall not exceed $250,000,000 over the term of the Credit Facilities, provided that the aggregate portion of such consideration consisting of cash and Indebtedness assumed or incurred in connection with acquisitions shall not exceed $150,000,000 over the term of the Credit Facilities, and (f) Corel shall have delivered to the Administrative Agent a certificate of a Financial Officer of Corel confirming compliance with clauses (a) through (e) above, together with all relevant financial information for the Acquired Entity and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause
(d)(ii) above (any acquisition of an Acquired Entity meeting all the criteria of this paragraph being referred to herein as a "PERMITTED ACQUISITION").

            "PERMITTED DISPOSITIONS" shall mean (a) sales or other dispositions of equipment that is substantially worn, damaged, redundant or obsolete, (b) sales of inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not otherwise prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of the Key Software Programs, and (e) the licensing, on a non-exclusive or exclusive basis, of all other patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

            "PERMITTED INVESTMENTS" shall mean (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Loan Party or any Subsidiary of a Loan Party effected in the ordinary course of business or owing to a Loan Party or any Subsidiary of a Loan Party as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or any Subsidiary of a Loan Party, (e) Investments existing as of the Closing Date, (f) Permitted Acquisitions and the Acquisition, (g) Investments by a Borrower in any other Grantor Loan Party and (h) other Investments not to exceed $2,000,000 in the aggregate at any time.

            "PERMITTED LIENS" shall mean (a) Liens held by Agent under this Agreement and the Security Documents, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases,
(e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of the Loan Parties' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens on certain cash, not to exceed Two Hundred Thirty Thousand Euros ((euro)230,000), held in a deposit account with Bank of America Ireland solely to secure the standby letter of credit issued by Bank of America Ireland, to Irish Airlines Pension Limited on behalf of Corel, provided Corel maintains such deposit account with Bank of America Ireland for the sole purpose of housing such Two Hundred Thirty Thousand Euros ((euro)230,000) and Corel does not deposit or cause to be deposited any other monies into such deposit account, (l) any Lien existing on any property or asset prior to the acquisition thereof by the Borrowers or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary, as the case may be, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrowers or any Subsidiary, (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be and (iv) the aggregate amount of obligations secured by such Liens does not exceed $7,000,000, and (m) other Liens in an aggregate amount not to exceed $1,000,000 at any time.

            "PERMITTED PROTEST" shall mean the right of Corel or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Corel or any of its Subsidiaries, as applicable, in good faith, and (c) the Administrative Agent is satisfied that, with respect to any such protest, the aggregate amount of which is greater than $10,000, there will be no impairment of the enforceability, validity, or priority of any of the Administrative Agent's Liens.

            "PERMITTED PURCHASE MONEY INDEBTEDNESS" shall mean, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $5,000,000.

            "PERMITTED REORGANIZATION" shall have the meaning assigned to such term in the WinZip Credit Agreement.

            "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

            "PORTUGUESE GUARANTEE AGREEMENT" shall mean that certain Portuguese Guarantee Agreement dated as of the date hereof from WinZip Holdings SGPS, Lda in favor of the Collateral Agent for the benefit of the Lender Parties in form and substance reasonably satisfactory to the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            "PORTUGUESE PLEDGE AGREEMENT" shall mean that certain Quotas Pledge Agreement dated as of the date hereof from Cayman Ltd. Holdco in favor of the Collateral Agent for the benefit of the Lender Parties in form and substance reasonably satisfactory to the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            "PPSA" shall mean the Personal Property Security Act or other personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Loan Parties (including the Civil Code of the Province of Quebec) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

            "PPSA FILINGS" shall mean filings required to be made with respect to the transactions contemplated hereby under the PPSA.

            "PRICING GRID" shall mean the pricing grid attached hereto as Annex
A.

            "PRIME RATE" shall mean the rate of interest per annum determined from time to time by [the Administrative Agent] as its prime rate in effect at its principal office in New York City and notified to the Borrowers.

            "PRO FORMA BASIS" shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed Permitted Acquisition for which historical financial statements for the relevant period are available (including (a) pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with
Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the Staff of the Securities and Exchange Commission, and (b) such other adjustments as are satisfactory to the Administrative Agent, in each case as certified by a Financial Officer of Corel) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold and the consolidated financial statements of Corel and the Subsidiaries which shall be reformulated as if such Permitted Acquisition, and all other Permitted Acquisitions that have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions had been consummated and incurred at the beginning of such period.

            "PRO FORMA COMPLIANCE" shall mean, at any date of determination, that the Borrowers shall be in pro forma compliance with the covenants set forth in Sections 6.13 and 6.14 as of the date of such determination or the last day of the most recently completed fiscal quarter, as the case may be (computed on the basis of (a) balance sheet amounts as of such date and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

            "PROPERTY" shall mean, for any Person, property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

            "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

            "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness (other than Obligations, but including Capital Lease Obligations), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "REAL PROPERTY" shall mean any estates or interests in real property now owned or hereafter acquired by any Loan Party or a Subsidiary of any Loan Party and the improvements thereto.

            "REGISTER" shall have the meaning assigned to such term in Section 9.04(d).

            "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "RELATED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is administered, advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees and agents of such person and such person's Affiliates.

            "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

            "REMEDIAL ACTION" shall mean all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 U.S.C. Section 9601.

            "REPAYMENT DATE" shall have the meaning given such term in Section 2.11.

            "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time; provided, however, that the Revolving Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of Required Lenders at any time.

            "RESPONSIBLE OFFICER" shall mean the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party (or general partner for a Loan Party, as applicable).

            "RESTRICTED PAYMENT" shall mean (a) any dividend or other distribution (whether in cash, securities (other than common stock) or other property with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of or otherwise with respect to any Equity Interests in any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Borrower or any Subsidiary and (b) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any subordinated Indebtedness.

            "RESTRICTED INDEBTEDNESS" shall mean Indebtedness of a Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.06(c).

            "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

            "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans (and to participate in Letters of Credit and Swingline Loans) hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

            "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Revolving Credit Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

            "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

            "REVOLVING LOANS" shall mean the revolving loans made by the Revolving Credit Lenders to Corel pursuant to clause (b) of Section 2.01.

            "REVOLVING MATURITY DATE" shall mean the seventh Business Day after the fifth anniversary of the Closing Date.

            "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

            "SECURED HEDGING AGREEMENT" shall mean any Hedge Agreement required or permitted hereunder that is entered into by and between a Loan Party and any Hedge Bank.

            "SECURITIES ACCOUNT" shall mean a "securities account" as that term is defined in the Uniform Commercial Code.

            "SECURITY DOCUMENTS" shall mean the Guarantee and Collateral Agreement, the Canadian Security Agreements, the Canadian Guaranty, the Portuguese Guarantee Agreement, the Portuguese Pledge Agreement, the Spanish Guarantee Agreement, the Spanish Share Pledge Agreement, the Cayman Security Agreement, the Cayman Pledge Agreement, the Control Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.08.

            "SELLER NOTES" shall mean any promissory notes (including contingent earn-out notes) issued by Corel or any Subsidiary to any selling party as part of the consideration for a Permitted Acquisition, provided that any such notes
(a) are subordinated, on terms satisfactory to the Administrative Agent, in right of payment to the payment to the Lenders of the Obligations hereunder, (b) shall not provide for any principal payments prior to the Term Maturity Date or for any interest thereunder payable in cash prior to the Term Maturity Date and
(c) are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

            "SOLVENT" shall mean, with respect to any Person on a particular date, that, (a) at fair valuations, the sum of such Person's assets is greater than all of such Person's debts and (b) that such Person is able to meet its obligations (including current obligations in the ordinary course of business) as they generally become due.

            "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

            "SPANISH GUARANTEE AGREEMENT" shall mean that certain Spanish Guarantee Agreement dated as of the date hereof from WinZip Computing, S.L. and WinZip Holdings Spain, S.L. in favor of the Collateral Agent for the benefit of the Lender Parties in form and substance reasonably satisfactory to the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            "SPANISH SHARE PLEDGE AGREEMENT" shall mean that certain Spanish Share Pledge Agreement dated as of the date hereof from WinZip Holdings SGPS, Lda and WinZip Computing, S.L. in favor of the Collateral Agent for the benefit of the Lender Parties in form and substance reasonably satisfactory to the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

            SPC" shall have the meaning assigned to such term in Section
9.04(i).

            "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurodollar Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurodollar Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "STOCK" shall mean all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a Person, whether voting or non-voting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "SUBSIDIARY" shall mean any subsidiary of Corel.

            "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01, and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement or the Canadian Guaranty.

            "SUBSIDIARY IN LIQUIDATION" shall have the meaning assigned to such term in Section 5.10.

            "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

            "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

            "SWINGLINE LENDER" shall mean Morgan Stanley Senior Funding (Nova Scotia) Co.. in its capacity as lender of Swingline Loans hereunder.

            "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

            "SYNDICATION DATE" shall mean the earlier to occur of (a) the 30th day following the Closing Date and (b) the date on which the Arrangers determine (and notify the Borrowers) that the primary syndication of the Loans and/or Commitments is complete and the entities selected in such syndication process become parties to this Agreement.

            "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

            "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

            "TERM LENDERS" shall mean the Lenders with Term Loan Commitments or outstanding Term Loans.

            "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

            "TERM LOANS" shall mean the term loans made by the Lenders to the Borrowers pursuant to Section 2.01.

            "TERM MATURITY DATE" shall mean the sixth anniversary of the Closing Date.

            "TOTAL DEBT" shall mean, at any time, the total Indebtedness of the Borrowers and the Subsidiaries at such time.

            "TOTAL LEVERAGE RATIO" shall mean, as of the last day of any fiscal quarter, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

            "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $75,000,000.

            "TRANSACTIONS" shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrowers, the making of the Borrowings hereunder,
(b) the IPO, (c) the repayment of a portion of amounts due or outstanding under, and the termination of, the Existing Credit Agreements, (d) the Acquisition and
(e) the payment of related fees and expenses.

            "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

            "UNITED STATES" shall mean the United States of America.

            "USA PATRIOT ACT" shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

            "WHOLLY-OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly-owned subsidiaries of such person or by such person and one or more wholly-owned subsidiaries of such person.

            "WINZIP" shall mean [describe software program].

            "WINZIP CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of June 29, 2005, among WinZip International LLC, as borrower, Cayman Ltd. Holdco, as guarantor, the lenders party thereto and Wells Fargo Foothill, Inc., as arranger and Administrative Agent.

            SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if Corel notifies the Administrative Agent that Corel wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies Corel that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Corel and the Required Lenders.

            SECTION 1.03 Pro Forma Calculations. With respect to any period during which any Permitted Acquisition of the type described in clause (b) of the definition of the term "Pro Forma Basis" occurs as permitted pursuant to the terms hereof, compliance with the financial covenants set forth in Section 6.13 through 6.16 shall be calculated with respect to such period and such Permitted Acquisition on a Pro Forma Basis.

            SECTION 1.04 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.05 Currency Equivalent. In the event that the Dollar equivalent of any lawful currency (other than Dollars) is required to be calculated under the Loan Documents, such equivalent amount shall be determined by using the quoted spot rate at which the Administrative Agent's principal office in Toronto, Ontario offers to exchange Dollars for such lawful currency at the close of business on the Business Day immediately preceding any date of determination thereof on such date as is required by the terms of this Agreement, and the equivalent in such lawful currency (other than Dollars) of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's principal office in Toronto, Ontario offers to exchange such lawful currency for Dollars at the close of business on the Business Day immediately preceding any date of determination thereof on such date as is required by the terms of this Agreement.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrowers on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (b) to make Revolving Loans to the Borrowers, at any time and from time to time after the date hereof, and until the earlier of the

Revolving Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay, without premium or penalty (subject to Section 2.16), and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02 Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Swingline Loans and Loans made pursuant to Section 2.23(e), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 or (ii) equal to the remaining available balance of the applicable Commitment.

            (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

            (c) Except with respect to Loans made pursuant to Section 2.23(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m. (Toronto time), and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrowers in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with paragraph (c) of this Section and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Revolving Credit Borrowing for purposes of this Agreement.

            (e) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

            SECTION 2.03 Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan as to which this Section shall not apply), either Borrower shall hand deliver or fax to the Administrative Agent (or give telephonic notice promptly confirmed by written notice) a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon (Toronto time) three Business Days before a proposed Borrowing, and
(b) in the case of an ABR Borrowing, not later than 12:00 noon (Toronto time) one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the respective Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing, (ii) with respect to Revolving Credit Borrowings, the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed, (iv) the amount of such Borrowing, and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the respective Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section (and the contents thereof), and of each Lender's portion of the requested Borrowing.

            SECTION 2.04 Evidence of Debt; Repayment of Loans. (a) The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the

Revolving Maturity Date. The Borrowers hereby promise to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Subsidiary Guarantor and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms. Upon request, the Borrowers may review the information contained in such accounts for purposes of verifying the accuracy of same.

            (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns substantially in the form of Exhibit G-1 or G-2, as applicable. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

            SECTION 2.05 Fees. (a) Corel agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year during the term hereof and on the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to 0.50% per annum on the daily unused amount of the Revolving Credit Commitments of such Lender during the preceding quarter (or shorter period commencing with the date hereof or ending with the date on which such Revolving Credit Commitments shall otherwise expire or be terminated, as applicable). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans. Notwithstanding any other provision in this Agreement to the contrary, no Commitment Fee shall be payable under this Agreement in respect of Swingline Commitments.

            (b) The Borrowers agree to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Administrative Agent Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

            (c) Corel agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE"), calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), at a rate per annum equal to the Applicable Percentage used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank, with respect to each Letter of Credit issued, renewed or extended by it, a fronting fee not in excess of 0.25% per annum on the outstanding face amount of the Letter of Credit issued, renewed or extended, payable on the date of issuance, renewal or extension, as the case may be, together with the standard issuance and administrative fees specified from time to time by the Issuing Bank (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06 Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

            (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

            (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.07 Default Interest. If either Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, or, if any other Event of Default shall have occurred and be continuing and the Administrative Agent (acting at the direction of the Required Lenders) so directs, until such defaulted amount shall have been paid in full or such other Event of Default cured or waived, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2% per annum.

            SECTION 2.08 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section shall be conclusive absent manifest error.

            SECTION 2.09 Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically be reduced pro tanto upon the making of the Term Loans. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate at 5:00 p.m. (Toronto time) on the Revolving Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 30 days prior to the Revolving Maturity Date.

            (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, any Class of Commitments; provided, however, that (i) each partial reduction of any Class of Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

            (c) Each reduction in any Class of Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments of such Class. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction, and no Commitment Fee on the amount of Commitments so terminated or reduced shall accrue thereafter.

            SECTION 2.10 Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable written notice (or telephonic notice promptly confirmed by written notice) to the Administrative Agent (a) not later than 12:00 noon (Toronto time) one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 noon (Toronto time) three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 noon (Toronto time) three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any
            Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the
            Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be
            repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be
            converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar
            Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

                  (viii) upon notice to the Borrowers from the Administrative
            Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

            Each notice pursuant to this Section shall be irrevocable, shall be substantially in the form of Exhibit E or such other form as shall be acceptable to the Administrative Agent and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrowers request be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If the Borrowers shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

            SECTION 2.11 Repayment of Term Borrowings. (a) The Borrowers shall pay to the Administrative Agent, for the accounts of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date being called a "REPAYMENT DATE"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.24(d)) equal to the percentage set forth below for such date of the aggregate principal amount of Term Loans outstanding on the Closing Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date                                  Amount
--------------                                  ------
June 30, 2006                                   0.25%
September 30, 2006                              0.25%
December 31, 2006                               0.25%
March 31, 2007                                  0.25%
June 30, 2007                                   0.25%
September 30, 2007                              0.25%
December 31, 2007                               0.25%
March 31, 2008                                  0.25%
June 30, 2008                                   0.25%
September 30, 2008                              0.25%
December 31, 2008                               0.25%
March 31, 2009                                  0.25%
June 30, 2009                                   0.25%
September 30, 2009                              0.25%
December 31, 2009                               0.25%

March 31, 2010                                  0.25%
June 30, 2010                                   0.25%
September 30, 2010                              0.25%
December 31, 2010                               0.25%
March 31, 2011                                  0.25%
June 30, 2011                                   0.25%
September 30, 2011                              0.25%
December 31, 2011                               0.25%
Term Maturity Date                              Remaining balance outstanding

            (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

            (c) All repayments pursuant to this Section shall be subject to
      Section 2.16, but otherwise shall be without premium or penalty.

            SECTION 2.12 Optional Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or (ii) written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, in each case to the Administrative Agent before 12:00 noon (Toronto time) on the relevant date; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and in a minimum amount of $2,000,000.

            (b) Optional prepayments of Loans shall be applied first, in the order of maturity of the installments of principal in respect of the Term Loans scheduled to be paid within 12 months after such optional prepayment, second, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans (including amounts due on the Term Maturity Date) and third, against any Revolving Credit Loans then outstanding.

            (c) Each notice of prepayment shall be substantially in the form of Exhibit F or such other form as shall be acceptable to the Administrative Agent, shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.16, but otherwise shall be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment; provided, however, that in the case of a prepayment of an ABR Revolving Loan or a Swingline Loan that is not made in connection with a termination of the Revolving Credit Commitments, the accrued and unpaid interest on the principal amount prepaid to but excluding the date of prepayment shall be payable on the next scheduled Interest Payment Date with respect to such ABR Revolving Loan or Swingline Loan.

            SECTION 2.13 Mandatory Prepayments. (a) In the event of the termination of all the Revolving Credit Commitments by the Borrowers pursuant to
Section 2.09, the Borrowers shall, on the date of such termination, repay or prepay all outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments by the Borrowers pursuant to
Section 2.09, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrowers shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof), and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) Letters of Credit, in an amount sufficient to eliminate such excess.

            (b) No later than the earlier of (i) 90 days after the end of each fiscal year of Corel, commencing with the fiscal year ending on November 30, 2006, and (ii) the fifth Business Day after the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrowers shall prepay outstanding Term Loans and Revolving Credit Loans, if any, in accordance with paragraph (e) of this Section 2.13 in an aggregate principal amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that, if any such prepayment would result in the sum of (i) the aggregate amount of all payments, after giving effect to such prepayment, made by the Borrowers and applied to outstanding Term Loans pursuant to this Section 2.13 and
      (ii) the aggregate amount of all repayments made by the Borrowers pursuant to Section 2.11 hereof, exceeding the amount equal to 25% of the aggregate principal amounts advanced to the Borrowers by the Lenders under the Term Loan Commitments hereunder on the Closing Date, then the Borrowers shall not be required to make such prepayment in respect of any Term Loan until five years and one Business Day after the Closing Date.

            (c) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrowers shall, not later than the fifth Business Day next following the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, prepay outstanding Term Loans and Revolving Credit Loans, if any, in accordance with paragraph (e) of this Section 2.13 in an aggregate principal amount equal to 100% of the Net Cash Proceeds therefrom; provided that, if any such prepayment would result in the sum of (i) the aggregate amount of all payments, after giving effect to such prepayment, made by the Borrowers and applied to outstanding Term Loans pursuant to this Section 2.13 and (ii) the aggregate amount of all repayments made by the Borrowers pursuant to Section 2.11 hereof, exceeding the amount equal to 25% of the aggregate principal amounts advanced to the Borrowers by the Lenders under the Term Loan Commitments hereunder on the Closing Date, then the Borrowers shall not be required to make such prepayment in respect of any Term Loan until five years and one Business Day after the Closing Date.

            (d) In the event and on each occasion that an Equity Issuance occurs, the Borrowers shall, not later than the fifth Business Day next following the occurrence of such Equity Issuance, the Borrowers shall prepay outstanding Term Loans and Revolving Credit Loans, if any, in accordance with paragraph (e) of this Section 2.13 in an aggregate principal amount equal to 50% of the Net Cash Proceeds therefrom; provided that, if any such prepayment would result in the sum of (i) the aggregate amount of all payments, after giving effect to such prepayment, made by the Borrowers and applied to outstanding Term Loans pursuant to this
      Section 2.13 and (ii) the aggregate amount of all repayments made by the Borrowers pursuant to Section 2.11 hereof, exceeding the amount equal to 25% of the aggregate principal amounts advanced to the Borrowers by the Lenders under the Term Loan Commitments hereunder on the Closing Date, then the Borrowers shall not be required to make such prepayment in respect of any Term Loan until five years and one Business Day after the Closing Date.

            (e) Mandatory prepayments of outstanding Loans under this Section
      2.13 shall be first, applied, subject to the provisions of paragraph (g) below, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11 (not including amounts due on the Term Maturity Date), second, applied against any Revolving Loans and any Swingline Loans then outstanding, third, maintained as cash collateral in respect of any Letters of Credit then outstanding, as provided in Section 2.23(j), and fourth, credited to Corel's Account.

            (f) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by a Financial Officer of Corel setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least five Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid and shall be substantially in the form of Exhibit F or such other form as shall be acceptable to the Administrative Agent. All prepayments of Borrowings under this Section shall be subject to Section 2.16, but otherwise shall be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

            (g) Any Term Lender may elect (upon such election, such Term Lender being a "DECLINING LENDER"), by notice to the Administrative Agent in writing (or by telecopy or telephone promptly confirmed in writing) by 12:00 p.m. (Toronto time), at least four Business Days prior to any prepayment of Term Loans required to be made by the Borrowers for the account of such Declining Lender pursuant to Section 2.13(b), (c) or (d), not to accept the portion of such prepayment to which such Declining Lender would be entitled and upon such election, such declined amount shall be offered instead, at least three Business Days prior to any such prepayment, to those Term Lenders other than the Declining Lenders (such Term Lenders being the "ACCEPTING LENDERS") to prepay their Term Loans in accordance with Section 2.13(b), (c) or (d), as the case may be. Any Accepting Lender may elect, by notice to the Administrative Agent in writing (or by telecopy or telephone promptly confirmed in writing) by 12:00 p.m. (Toronto time), at least two Business Days prior to any such prepayment, not to accept the portion of such declined amount offered to it. On the date of such prepayment (the "PREPAYMENT DATE"), (i) an amount equal to that portion of the prepayment required to be offered to the Accepting Lenders shall be offered by the Administrative Agent on behalf of the Borrowers to prepay Term Loans owing to such Accepting Lenders on a pro rata basis as provided above, and (ii) any remaining portion of such prepayment after such offer and any such prepayment has been made shall be first, applied against any Revolving Loans and Swingline Loans then outstanding, second, applied to reduce permanently the Revolving Credit Commitment and the Swingline Commitment, third, maintained as cash collateral in respect of any Letters of Credit then outstanding, as provided under Section 2.23(j), and fourth, credited to Corel's Account.

            SECTION 2.14 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve, special deposit or similar requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the actual cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the actual cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by a material amount, then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by a material amount, then from time to time the Borrowers shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or
      (b) of this Section shall be
      delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph
      (a) or (b) of this Section with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

            SECTION 2.15 Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar
            Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) of this Section.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

            SECTION 2.16 Indemnity. The Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence (other than as a result of the gross negligence, fraud or willful misconduct of a Lender) of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrowers hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.

            SECTION 2.17 Pro Rata Treatment. Except as provided below in this Section with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

            SECTION 2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim in accordance with the terms and conditions of this Agreement and applicable law with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

            SECTION 2.19 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon (Toronto time) on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and
(ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Administrative Agent at its offices at One Pierrepont Plaza, 7th Floor, 300 Cadman Plaza West, Brooklyn, NY 11201. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient following receipt thereof.

            (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable, up to but excluding the day of payment.

            SECTION 2.20 Taxes and Other Taxes. (a) Any and all payments to the Lender Parties under the Loan Documents shall be made free and clear of and without deduction or withholding for any and all Indemnified Taxes, unless such Indemnified Taxes are required by law or the administration thereof to be deducted or withheld. If the Borrowers shall be required by law or the administration thereof to deduct or withhold any such Indemnified Taxes from or in respect of any amount payable hereunder, then:

                  (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), each Lender shall receive an amount equal to the sum it would have received if no such deduction or withholding had been made ("ADDITIONAL AMOUNTS"), and

                  (ii) the Borrowers as and when due shall pay the full amount of Indemnified Taxes deducted or withheld to the relevant taxation or other authority in accordance with Applicable Law.

            (b) The Borrowers agree to pay as and when due any Other Taxes in accordance with Applicable Law.

            (c) The Borrowers agree to indemnify the Administrative Agent and Lender Parties for the full amount of Indemnified Taxes or Other Taxes not deducted or withheld and paid by the Borrowers in accordance with subsection 2.20(a) or (b) hereof to the relevant taxation or other authority and any Indemnified Taxes or Other Taxes imposed by any jurisdiction on the amounts payable by the Borrowers under this Section
      2.20 paid by the Lender Parties and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 15 days from the date the Administrative Agent (on behalf of the Lender Parties) makes written demand therefor. A certificate as to the amount of such Indemnified Taxes or Other Taxes and evidence of payment thereof submitted to the Borrowers by the Administrative Agent shall be prima facie evidence of the amount due from the Borrowers to the Lender Parties.

            (d) The Borrowers shall furnish to the Administrative Agent a certified copy of a receipt evidencing any payment of Indemnified Taxes or Other Taxes made by the Borrowers as soon as such receipt becomes available, together with a certificate of an officer of Corel, which certificate indicates the amount of Indemnified Taxes or Other Taxes, as the case may be, withheld by the Borrowers in respect of payments made hereunder. To the extent that the Borrowers request that a Lender provide or complete any form or declaration for, or make any statement to, a taxing authority, the Borrowers agree to advise and assist such Lender in properly completing such form or declaration or in making such statement.

            (e) Each Non-U.S. Lender lending to Corel Subsidiary shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or on or prior to the date of an assignment pursuant to which it becomes a

      Lender (other than an assignment requested by Corel pursuant to Section 2.21(a)), and from time to time thereafter as reasonably requested in writing by the Borrowers (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and Corel with two original Internal Revenue Service Forms W-8BEN or W-8ECI or, in the case of a Lender that has provided a certificate to the Administrative Agent that it is not (i) a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Corel or (iii) a controlled foreign corporation related to Corel (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments made by Corel Subsidiary pursuant to this Agreement or any other Loan Document or, in the case of a Lender that has certified that it is not a "bank" as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust.

            (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form, certificate or other document described in subsection (e) of this Section 2.20 (other than if such failure is due to a change in the Applicable Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) of this Section 2.20), such Lender shall not be entitled to Additional Amounts under subsection (a) of this Section 2.20 or indemnification under subsection (c) of this Section 2.20 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Indemnified Taxes.

            (g) Without prejudice to the survival of any other agreement or obligation of the Borrowers hereunder, the obligations of the Borrowers under this Section 2.20 shall survive the termination of this Agreement and the payment of the Obligations.

            SECTION 2.21 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its

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

interests, rights and obligations under this Agreement (or all of its interests, rights and obligations with respect to a Class of Loans or Commitments) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, cease to have the consequences specified in Section 2.15 or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) of this Section), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event, shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this paragraph.

            (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to
      Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14, enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any

      Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

            SECTION 2.22 Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to Corel at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $50,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, Corel may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

            (b) Swingline Loans. Corel shall notify the Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 12:00 noon (Toronto time) on the day of a proposed Swingline Loan. Such notice (in the form of Exhibit C-2 hereto) shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of Corel to which the proceeds of the Swingline Loan should be transferred. The Swingline Lender shall make each Swingline Loan by wire transfer to the account specified in such request.

            (c) Prepayment. Corel shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, without premium or penalty, upon giving written or fax notice (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender before 12:00 noon (Toronto time) on the date of prepayment at the Swingline Lender's address for notices specified herein.

            (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in
      Section 2.06(a).

            (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon (Toronto time) on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and
      Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify Corel of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Corel (or other party on behalf of Corel) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Corel (or other party liable for obligations of Corel) of any default in the payment thereof.

            SECTION 2.23 Letters of Credit. (a) General. Corel may request the issuance of a Letter of Credit for the account of either Borrower or for the account of any of their Subsidiaries (in which case the Borrowers and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in the form of Exhibit C-3 hereto, at any time and from time to time while the L/C Commitment remains in effect; provided that the Issuing Bank shall not be required to issue, extend or renew any Letter of Credit after the date that is 30 days prior to the Revolving Maturity Date. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), Corel shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $10,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

            (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of Corel, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

            (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in paragraph (e) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers agree to reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, Toronto time, on the Business Day following the date that such L/C Disbursement is made; provided that (i) if notice of such L/C Disbursement is received by Corel later than 10:00 a.m., Toronto time, on the Business Day on which such L/C Disbursement is made, then such reimbursement shall not be required until the second Business Day following the date such L/C Disbursement is made and (ii) Corel may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or
      2.22 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, Corel's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If Corel fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from Corel in respect thereof and such Lender's Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Pro Rata Percentage of the payment then due from Corel, in the same manner as provided in

      Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from Corel pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Credit Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement.

            (f) Obligations Absolute. Corel's obligations to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of
            Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that Corel, any other party guaranteeing, or otherwise obligated with, Corel, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of
            Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit
            against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, any Lender, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

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

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of Corel hereunder to reimburse L/C Disbursements will not be excused by the gross negligence, fraud or willful misconduct of the Issuing Bank. The foregoing shall not, however, be construed to excuse the Issuing Bank from liability to Corel to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Corel to the extent permitted by applicable law) suffered by Corel that are caused by the Issuing Bank's gross negligence, fraud or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence, fraud or willful misconduct of the Issuing Bank.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and Corel of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that (i) the Issuing Bank shall use reasonable efforts to notify Corel prior to making payment on a standby letter of credit and (ii) any failure to give or delay in giving any notice referred to in this paragraph shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C
            Disbursement in respect of a Letter of Credit, then, unless Corel shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by Corel or the date on which such L/C Disbursement is refinanced with a Revolving Loan or a Swingline Loan pursuant to paragraph (e) above, at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

                  (i) Resignation or Removal of the Issuing Bank. The Issuing
            Bank may resign at any time by giving 45 days' prior written notice to the Administrative Agent, the Lenders and Corel, and may be removed at any time by Corel by notice to the Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank (which Lender shall be an Eligible Canadian Lender which has an Affiliate in the United States), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, Corel shall pay all unpaid fees accrued pursuant to clause (ii) of Section 2.05(c). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to Corel and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "ISSUING BANK" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, Corel shall, on the Business Day they receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent (the "L/C COLLATERAL ACCOUNT"), for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations with respect to Revolving Loans and Letters of Credit. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of Corel for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations with respect to Revolving Loans and Letters of Credit. If Corel is required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, the amount remaining on deposit in the account as described above (to the extent not applied as aforesaid) shall be returned to Corel within three Business Days after all Events of Default have been cured or waived.

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

            (k) Additional Issuing Banks. Corel may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement; provided that any such Lender shall be an Eligible Canadian Lender which has an Affiliate in the United States. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

            SECTION 2.24 Mandatory Triggered Prepayments. On the occurrence of any of the following events (a "TRIGGERING EVENT"), the Borrowers shall make an offer to the Lenders to prepay any Loans then outstanding as follows:

            (a) Not later than the fifth Business Day following any receipt of Net Cash Proceeds in respect of any Asset Sale (other than Net Cash Proceeds from such Asset Sale which during any fiscal year of Corel, when combined with all other Net Cash Proceeds from Assets Sales in such fiscal year, do not exceed $1,000,000 in the aggregate), the Borrowers shall offer to apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with paragraph (b) of this
      Section 2.24.

            (b) Prepayments of outstanding Loans offered under this Section 2.24 shall be first applied, subject to the provisions of paragraph (d) below, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11 (including amounts due on the Term Maturity Date), second, applied against any Revolving Credit Loans and Swingline Loans then outstanding, third, maintained as cash collateral in respect of any Letters of Credit then outstanding, as provided in
      Section 2.23(j), and fourth, credited to Corel's Account.

            (c) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by a Financial Officer of Corel setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least five Business Days prior written notice of such prepayment. All prepayments of Borrowings under this Section shall be subject to Section 2.16, but otherwise shall be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

            (d) Any Term Lender may elect (upon such election, such Term Lender being a "DECLINING LENDER"), by notice to the Administrative Agent in writing (or by telecopy or telephone promptly confirmed in writing) by 12:00 p.m. (Toronto time), at least four Business Days prior to any prepayment of Term Loans required to be made by the Borrowers for the account of such Declining Lender pursuant to Section 2.24(a), not to accept the portion of such prepayment to which such Declining Lender would be entitled and upon such election, such declined amount shall be offered instead, at least three Business Days prior to any prepayment, to those Term Lenders other than the

      Declining Lenders (such Term Lenders being the "ACCEPTING LENDERS") to prepay their Term Loans in accordance with Section 2.24(a). Any Accepting Lender may elect, by notice to the Administrative Agent in writing (or by telecopy or telephone promptly confirmed in writing) by 12:00 p.m. (Toronto time), at least two Business Days prior to any such prepayment, not to accept the portion of such declined amount offered to it. On the date of such prepayment (the "PREPAYMENT DATE"), (i) an amount equal to that portion of the prepayment required to be offered to the Accepting Lenders shall be offered by the Administrative Agent on behalf of the Borrowers to prepay Term Loans owing to such Accepting Lenders on a pro rata basis as provided above, and (ii) any remaining portion of such prepayment after such offer and any such prepayment has been made shall be first, applied against any Revolving Loans and Swingline Loans then outstanding, second, maintained as cash collateral in respect of any Letters of Credit then outstanding, as provided under Section 2.23(j), and third, credited to Corel's Account.

            SECTION 2.25 Relationship Between the Borrowers. (a) Administrative Borrower. Corel Subsidiary hereby appoints Corel, and Corel shall act under this Agreement, as the agent, attorney-in-fact and legal representative of Corel Subsidiary for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Administrative Agent or any Lender. The Administrative Agent, the Issuing Banks and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Continuation/Conversion, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by Corel, whether in its own name, as Borrowers' agent, on behalf of Corel Subsidiary or on behalf of the Borrowers, and neither the Administrative Agent nor any Issuing Bank nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the character of the Borrowers' obligations hereunder be affected, provided that the provisions of this Section 2.25(a) shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a "Borrower" hereunder.

            (b) Guarantee. Each Borrower hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Obligations of the other Borrower when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)).

            (c) Obligations Absolute. The obligations of each Borrower under this Section 2.25 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Borrower agrees that: (i) its obligation under this Section 2.25 with respect to the obligations of the other Borrower is a guaranty of payment when due and not of collectibility; (ii) the Administrative Agent and any Lender may enforce this obligation upon the occurrence of an Event of

      Default hereunder notwithstanding the existence of any dispute between the other Borrower and the Administrative Agent or any Lender with respect to the existence of such Event of Default; (iii) the obligations of each Borrower hereunder are independent of each of the obligations of the other Borrower under the Loan Documents and the obligations of any other Person and a separate action or actions may be brought and prosecuted against each Borrower whether or not any action is brought against the other Borrower or any other Person and whether or not the other Borrower or any other Person is joined in any such action or actions; and (iv) a payment of a portion, but not all, of the Obligations by any Borrower shall in no way limit, affect, modify or abridge the liability of such or any other Borrower for any portion of the Obligations that has not been paid. Each Borrower agrees that its obligation under this Section 2.25 with respect to the obligations of the other Borrower is a continuing guaranty and shall be binding upon each Borrower and its successors and assigns, and each Borrower irrevocably waives any right to revoke its obligations under this Section 2.25 as to future transactions giving rise to any Obligations.

            (d) Actions by the Administrative Agent and the Lenders. The Administrative Agent and any Lender may from time to time, without notice or demand and without affecting the validity or enforceability of this
      Section 2.25 or giving rise to any limitation, impairment or discharge of any Borrower's liability hereunder, but subject to the provisions of
      Section 9.08 (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations of the other Borrower with the consent of such other Borrower, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations of the other Borrower or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations of the other Borrower and take and hold security for the payment of such Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations of the other Borrower, any other guaranties of such Obligations, or any other obligation of any Person with respect to such Obligations, (v) enforce and apply any security now or hereafter held from the other Borrower by or for the benefit of the Administrative Agent or any Lender in respect of the Obligations of the other Borrower and direct the order or manner of sale thereof, or exercise any other right or remedy that the Administrative Agent or the Lenders, or any of them, may have against any such security, in each case as the Administrative Agent or the Lenders in their discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable and (vi) exercise any other rights available to the Administrative Agent or the Lenders, or any of them, under the Loan Documents.

            (e) No Discharge. The obligations of each Borrower under this
      Section 2.25 shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Borrower shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations of the other Borrower or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of such Obligations, (ii) any waiver or modification of, or any consent to departure from, any of the terms or provisions of this Agreement or any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations of the other Borrower, (iii) the Obligations of the other Borrower, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations of the other Borrower, even though the Administrative Agent or the Lenders, or any of them, might have elected to apply such payment to any part or all of the Obligations of the other Borrower, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations of the other Borrower, (vi) any defenses, set-offs or counterclaims which the other Borrower or any other Person may assert against the Administrative Agent or any Lender in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Borrower as an obligor in respect of the Obligations.

            (f) Waivers. Each Borrower waives, for the benefit of the Administrative Agent and each Lender: (i) any right to require the Administrative Agent or any Lender, as a condition of payment or performance by such Borrower, to (A) proceed against the other Borrower or any other Person, (B) proceed against or exhaust any security held from the other Borrower or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the other Borrower or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or any Lender; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the other Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the other Borrower from any cause other than payment in full of the Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon the Administrative Agent's or any Lender's errors or omissions in the administration of the Obligations, except behavior that amounts to gross negligence or willful misconduct;
      (v) (A) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Section 2.25 and any legal or equitable discharge of such Borrower's obligations hereunder, (B) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto; (vi) notices, demands,

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

      presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Section 2.25, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the other Borrower and notices of any of the matters referred to in Sections 2.25(d) and (e) and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Section 2.25.

            (g) Borrowers' Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Each Borrower waives any claim, right or remedy, direct or indirect, that such Borrower now has or may hereafter have against the other Borrower or any of its assets in connection with this Section 2.25 or the performance by such Borrower of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that such Borrower now has or may hereafter have against the other Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or any Lender now has or may hereafter have against the other Borrower and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Administrative Agent or any Lender. In addition, until the Obligations shall have been paid in full, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Borrower shall withhold exercise of any right of contribution such Borrower may have against the other Borrower. Each Borrower further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Borrower may have against the other Borrower or against any collateral or security, and any rights of contribution such Borrower may have against such other Borrower, shall be junior and subordinate to any rights the Administrative Agent or any Lender may have against such Borrower to all right, title and interest the Administrative Agent or any Lender may have in any such collateral or security, and to any right the Administrative Agent or any Lender may have against such other Borrower.

Any indebtedness of a Borrower now or hereafter held by the other Borrower is subordinated in right of payment to the Obligations, and any such indebtedness of such Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing, and any amount paid to a Borrower on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Obligations have not been paid in full, shall be held in trust for the Administrative Agent and the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Obligations.

            (h) Fraudulent Transfer Laws. Anything contained in this Section
      2.25 to the contrary notwithstanding, the obligations of each Borrower under this Section 2.25 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower (i) in respect of intercompany indebtedness to the other Borrower or other affiliates of the other Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder and (ii) under any guaranty which contains a limitation as to maximum amount similar to that set forth in this Section 2.25(h), pursuant to which the liability of such Borrower hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable law or pursuant to the terms of any agreement.

            (i) Related Guaranties. Each Borrower under this Section 2.25 and any other guaranties, if any, relating to this Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 2.25, together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Section 2.25 and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Section 2.25 or a guarantor under a Related Guaranty, each such Borrower or such guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Obligations paid to the Administrative Agent and the Lenders.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that:

            SECTION 3.01 Organization; Powers. Each Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

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

            SECTION 3.02 Authorization. The Transactions (a) have been duly authorized by all requisite corporate or limited liability company and, if required, equity holder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrowers or any Subsidiary Guarantor, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrowers or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or
(iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any Subsidiary (other than Liens created under the Security Documents).

            SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding thereof may be brought.

            SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements, PPSA Filings, filings with CIPO and filings with the United States Patent and Trademark Office and the United States Copyright Office, and (b) such as have been made or obtained and are in full force and effect.

            SECTION 3.05 Financial Statements. (a) The Borrowers have heretofore furnished to the Lenders (i) the combined consolidated balance sheet, statements of operations, changes in shareholders' (deficit) equity and cash flows of Corel and Cayman Limited Holdco as of and for the year ended November 30, 2005 and the consolidated balance sheet of Corel as of November 30, 2004 and the consolidated statements of operations, changes in shareholders' (deficit) equity and cash flows of Corel for the year ended November 30, 2004 and the period from December 1, 2002 through August 29, 2003 and for the period August 29, 2003 through November 30, 2003, in each case audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, or other independent public accountants and
(ii) the consolidated balance sheets and related statements of operations, shareholders' equity and cash flows of Corel and its consolidated subsidiaries as of and for each fiscal quarter ended after November 30, 2005 that has ended prior to 30 days before the Closing Date. Such financial statements were prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of Corel and its consolidated subsidiaries as of such dates and for such periods, subject to normal year-end adjustments in the case of the documents provided pursuant to clause (ii). Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Corel and its consolidated Subsidiaries as of the dates thereof.

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

            (b) The Borrowers have heretofore furnished to the Lenders an unaudited pro forma consolidated balance sheet of Corel and its consolidated Subsidiaries as at and for the 12-month period ending [November 30, 2005] (including the notes thereto) and related statements of operations and cash flows (collectively, the "PRO FORMA FINANCIAL STATEMENTS"). The Pro Forma Financial Statements have been prepared giving effect to the Transactions (as if such events had occurred on such date in the case of the balance sheet or at the beginning of such period in the case of the related statements of operations and cash flows). The Pro Forma Financial Statements have been prepared in good faith based on assumptions believed by Corel on the date hereof to be based on the best information available to the Borrower as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position of Corel and its consolidated Subsidiaries as at and for each of the dates and periods set forth above, assuming that the Transactions had actually occurred at such dates or as of the first date of such periods.

            SECTION 3.06 No Material Adverse Effect. Since November 30, 2005, there has been no event, change or condition that has had, or could reasonably be expected to have, a Material Adverse Effect. As of the Closing Date, there has been no event, change or condition that has had, or could reasonably be expected to have, a material adverse effect on the Acquisition or the IPO.

            SECTION 3.07 Title to Properties; Possession Under Leases. (a) Each of the Borrowers and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

            (b) Each of the Borrowers and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, subject to rights reserved by lessors under such leases.

            SECTION 3.08 Subsidiaries. (a) Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrowers or any Subsidiary therein. Other than as disclosed in Schedule 3.08, the shares of capital stock or other ownership interests so indicated on
Schedule 3.08 are fully paid and non-assessable and are owned by the Borrowers or any Subsidiary, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and Permitted Liens).

            (b) As of the Closing Date, (i) the EBITDA of any Foreign Subsidiary that is not a Loan Party does not represent 3% or more of Consolidated EBITDA and (ii) the aggregate EBITDA of all Foreign Subsidiaries that are not a Loan Parties does not represent 10% or more of Consolidated EBITDA.

            (c) As of the Closing Date, (i) no Subsidiary in Liquidation engages in any business or activity or owns any assets and (ii) no Loan Party that is not a Grantor Loan Party owns any assets other than the Stock of its Subsidiaries that are subject to a first priority perfected Lien in favor of the Collateral Agent.

            SECTION 3.09 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            (c) None of the Borrowers nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10 Agreements. None of the Borrowers nor any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11 Federal Reserve Regulations. (a) None of the Borrowers nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "buying" or "carrying" (within the meanings of such terms assigned in Regulation U) Margin Stock.

            (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

            SECTION 3.12 Investment Company Act; Public Utility Holding Company Act. None of the Borrowers nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.13 Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preliminary statement to this Agreement.

            SECTION 3.14 Tax Returns. Each of the Borrowers and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except for immaterial filings and amounts and Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

            SECTION 3.15 No Material Misstatements. None of the Confidential Information Memorandum, or reports, financial statements, exhibits and schedules, taken as a whole, furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contain or will contain any material misstatement of fact or omitted, omit or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrowers represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. As of the date hereof, the representations and warranties of the Borrowers, and to the Borrowers' knowledge, each other party thereto contained in the Acquisition Documents are true and correct in all material respects.

            SECTION 3.16 Employee Benefits. (a) Except as set forth in Schedule 3.16, as of the Closing Date no Loan Party maintains or contributes to any pension plan, deferred compensation plan or retirement income plan with respect to its employees (the "EMPLOYEE PLANS").

            (b) All of the Employee Plans are and have been established, registered, qualified, invested and administered in material compliance with their terms and all Laws applicable to Employee Plans.

            (c) All required contributions under each Employee Plan have been made in material compliance with all applicable Laws and the terms of the Employee Plan.

            (d) As at the Closing Date, no material amendments have been made to any Employee Plan and no material improvements to any Employee Plan have been promised (i) in respect of any Employee Plan for which an actuarial report has been prepared, whether or not such report is required to be filed with a Governmental Authority, since the effective date of the last actuarial report relating to the plan, and (ii) in respect of any other Employee Plan since November 30, 2004, in each case other than those required by any Laws or the terms of any collective agreement.

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

            (e) As at the Closing Date, there are no underfunded liabilities in respect of any Employee Plan, including, if applicable, any going concern unfunded liability or solvency deficiencies, except as disclosed in
      Schedule 3.16.

            (f) Except as set forth in Schedule 3.16, as at the Closing Date no Employee Plan (i) requires the deposit of assets by any Loan Party other than to fund current liabilities of that Employee Plan, (ii) constitutes a registered pension plan or otherwise has a qualified tax status, (iii) is a multi-employer plan within the meaning of applicable pension Laws or the terms of any collective agreement or (iv) provides supplemental retirement benefits.

            (g) There are no outstanding disputes pending or, to the knowledge of each Loan Party, threatened concerning the assets of any Employee Plan (other than individual claims for the payment of benefits) and, to the best of each Loan Party's knowledge, no facts exist which could reasonably be expected to give rise to such a dispute.

            (h) With respect to each Employee Plan that is a registered pension plan:

                  (i) There is no full or partial wind-up of such a plan where the assets relating to such full or partial wind-up have not been fully distributed, there is no current wind-up or partial wind-up of such plan pending or, to the knowledge of each Loan Party, threatened, other than Loan Party initiated wind-ups of defined contribution pension plans;

                  (ii) No such plan has received a transfer of assets from or merged with another pension plan, other than transfers of assets or mergers between defined contribution pension plans;

                  (iii) There have been no withdrawals of surplus from such
            plan, except in accordance with applicable pension legislation;

                  (iv) There are no applications pending involving a defined benefit pension plan with any Government Authority for the merger of any such plan with another plan.

            SECTION 3.17 Environmental Matters. (a) Except as set forth in
Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers nor any Subsidiary (i) is failing or has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liabilities or Costs, (iii) has received notice of any claim with respect to any Environmental Liabilities or Costs or (iv) knows of any reasonable basis for any Environmental Liability.

                  (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

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            SECTION 3.18 Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrowers or by any Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrowers and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

            SECTION 3.19 Security Documents. (a) The Guarantee and Collateral Agreement and the Canadian Security Agreements, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement ) and the Instruments and Pledged Securities (as defined in the Canadian Security Agreements) are delivered to the Collateral Agent, the Liens created under the Guarantee and Collateral Agreement and the Canadian Security Agreements shall constitute fully perfected first-priority Liens on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral and Instruments and Pledged Securities, in each case prior and superior in right to any other person, and (ii) when financing statements and PPSA Filings in appropriate form are filed in the offices specified on Schedule 3.19(a), the Liens created under the Guarantee and Collateral Agreement and the Canadian Security Agreements will constitute fully perfected Liens on, and security interest in, all right, title and interest of the Loan Parties in the Collateral (as defined in the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be, but excluding Intellectual Property, as defined in the respective Security Document), in which a security interest may be perfected by filing in Canada and the United States of America and its territories and possessions, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by clauses (c), (d), (e), (f), (g), (h), (i), (j), (k) and (l) of the definition of "Permitted Lien".

                  (b) Upon the recordation of the Intellectual Property Security
            Agreement with the United States Patent and Trademark Office and the United States Copyright Office, together with the UCC Filings and financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall, to the extent that such Lien and security interest may be perfected in respect of the Intellectual Property, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in Canada and the United States of America and their respective territories and possessions, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

                  (c) Upon the recordation of the Confirmation of Security
            Interest in Intellectual Property with CIPO, together with the PPSA Filings and financial statements in appropriate form filed in the offices specified on Schedule 3.19(a), the

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            Lien created under the Canadian Security Agreements shall, to the extent that such Lien and security interest may be perfected in respect of the Intellectual Property, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Canadian Security Agreements) in which a security interest may be perfected by filing in Canada and the United States of America and their respective territories and possessions, in each case prior and superior in right to any other person (it being understood that subsequent recordings in CIPO may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

                  (d) The Portuguese Pledge Agreement, the Cayman Pledge
            Agreement and the Spanish Share Pledge Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, a legal, valid and enforceable security interest in the [Portuguese Collateral] (as defined in the Portuguese Pledge Agreement), the [Cayman Collateral] (as defined in the Cayman Pledge Agreement) and the [Spanish Collateral] (as defined in the Spanish Share Pledge Agreement) and the proceeds thereof and when [(i) the Portuguese Pledge Agreement and all quotas representing WinZip Holdings SGPS Lda share capital are registered with the Portuguese Commercial Registry, (ii) [describe required actions to perfect Cayman pledge] and (iii) the pledge of the applicable [Spanish Collateral] has been duly registered with the Libro registro de socios of each of WinZip Computing, S.L. and WinZip Holdings Spain, S.L.](1), the Liens created under the Portuguese Pledge Agreement, the Cayman Pledge Agreement and the Spanish Share Pledge Agreement shall constitute fully perfected first-priority Liens on, and security interest in, all right, title and interest of the Loan Parties in such [Portuguese Collateral], the [Cayman Collateral] and [Spanish Collateral], in each case prior and superior in right to any other person.

                  (e) The Cayman Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, a legal, valid and enforceable security interest in the [Collateral] (as defined in the Cayman Security Agreement) and the proceeds thereof and when [DESCRIBE ACTIONS NECESSARY FOR PERFECTION](2) the Liens created under the Cayman Security Agreement shall constitute fully perfected first-priority Liens on, and security interest in, all right, title and interest of the Loan Parties in such [Collateral], in each case prior and superior in right to any other person.

            SECTION 3.20 Location of Real Property and Leased Premises. (a)
Schedule 3.20(a) - Part I lists completely and correctly as of the Closing Date all real property owned by the Borrowers and the Subsidiaries and the addresses thereof. Schedule 3.20(a) - Part

------------------
(1)   To be confirmed by Spanish, Cayman and Portuguese counsel.

(2)   To be provided by Cayman counsel.

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II lists completely and correctly all real property of the Borrowers and the
Subsidiaries having a fair market value in excess of $1,000,000 as of the Closing Date.

            (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrowers and the Subsidiaries and the addresses thereof. The Borrowers and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

            SECTION 3.21 Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrowers or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Borrowers and the Subsidiaries have not been in material violation of the Federal, State, local or foreign law dealing with such matters.

            SECTION 3.22 Payments to Employees and Others. Each Loan Party has paid or accrued as a liability on the books of such Loan Party, all material payments due from any Loan Party to any employee, independent contractor, Person or Governmental Authority on account of workers' compensation, wages or other compensation and, as applicable, employee health and welfare insurance and other benefits.

            SECTION 3.23 Withholding and Remittances. Each Loan Party has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Canadian Income Tax Act all material amounts required by Law to be withheld, including without limitation all payroll deductions required to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Authority. Each Loan Party has remitted all material contributions required pursuant to the Canada Pension Plan, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable under Applicable Law by it in respect of its employees (the Statutory Lien Payments) and has remitted such amounts to the proper Governmental Authority within the time required under the Applicable Law.

            SECTION 3.24 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

            SECTION 3.25 Anti-Terrorism Laws. (a) No Loan Party or, to the knowledge of any Loan Party, any of its Affiliates is in violation of any Anti-Terrorism

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Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (b) None of the Loan Parties, nor, to the knowledge of the Loan Parties, any Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "BLOCKED PERSON"):

                  (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (ii) a person owned or controlled by, or acting for or on
            behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (iii) a person with which any Lender is prohibited from
            dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                  (v) a person that is named as a "specially designated
            national" on the most current list published by the United States Treasury Department's Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                  (vi) a person who is affiliated or associated with a person listed above.

            (c) No Loan Party, or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

            The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

            SECTION 4.01 All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "CREDIT EVENT"):

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            (a) The Administrative Agent shall have received a notice of such
      Borrowing as required by Section 2.03 or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by
      Section 2.22(b).

            (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) The Borrowers and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Default or Event or Default shall have occurred and be continuing.

            Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section.

            SECTION 4.02 First Credit Event. On the Closing Date:

            (a) The Administrative Agent shall have received, on behalf of itself, the Lenders, the Swingline Lender and the Issuing Bank, a favorable written opinion of Torys LLP, Stewart McKelvey Stirling Scales, PWC Landwell, [Portuguese counsel] [Cayman counsel], counsel for the Borrowers, which opinions shall be (i) dated the Closing Date, (ii) addressed to the Issuing Bank, the Administrative Agent and the Lenders and (iii) in form and substance reasonably satisfactory to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions.

            (b) All legal matters incidental to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent. Each of the Loan Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

            (c) The Administrative Agent shall have received (i) a certificate of good standing or equivalent of each Loan Party from the Secretary of State of the State of its organization (or the equivalent from its jurisdiction of organization); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or

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

      articles of incorporation or other constitutive documents and by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions (or other necessary action) described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or other necessary action) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other constitutive documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or as otherwise certified by such Secretary or Assistant Secretary, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

            (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

            (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

            (f) (i) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect and each document (including each Uniform Commercial Code financing statement and PPSA Filing) required by law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered, recorded or delivered in order to create in favor of the Collateral Agent a valid, legal and perfected first-priority (except to the extent otherwise provided therein) security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in the Security Documents shall have been prepared and delivered to the Collateral Agent or otherwise delivered for filing, recordation or registration, together with any and all duties, taxes or other fees payable in connection therewith, on the Closing Date.

                  (ii) The Borrowers shall have delivered, or caused to be
            delivered, the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) to the Collateral Agent in compliance with
            Section 3.02 of the Guarantee and Collateral Agreement.

                  (iii) The Borrowers shall have delivered, or caused to be
            delivered, the Pledged Securities and Instruments (as defined in the Canadian Security

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

            Agreement) to the Collateral Agent in compliance with Section 2.3(3) and (6) of the Canadian Security Agreement.

                  (iv) The Borrowers shall have delivered, or caused to be
            delivered, to the Administrative Agent Control Agreements in respect of all Securities Accounts and Deposit Accounts as required by
            Section 6.09 and the applicable provisions of the Security Documents including, without limitation, Section 4.04 of the Guarantee and Collateral Agreement.

            (g) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Corel, and shall have obtained the results of a search of the Uniform Commercial Code filings (or equivalent filings including PPSA Filings) made with respect to the Loan Parties in the States or provinces (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

            (h) All of the Equity Interests of each Subsidiary shall be owned by Corel or one or more of its Subsidiaries, in each case, free and clear of any Liens other than Liens expressly permitted by Section 6.02.

            (i) All Governmental Authorizations and third party approvals (or arrangements satisfactory to the Lenders in lieu of such approvals) necessary in connection with the Transactions and the continuing operations of the Loan Parties shall have been obtained and be in full force and effect, and all material waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the transactions contemplated herein. There shall not exist any judgment, order, injunction or other restraint prohibiting, or imposing materially adverse conditions upon, or making economically unfeasible, the funding of the Facilities or any other elements of the Transactions. Each element of the Transactions shall be in compliance with all applicable Laws.

            (j) The Administrative Agent shall have completed, to its satisfaction, its due diligence investigation (including, but not limited to, financial, property, business, regulatory, legal, accounting, environmental and corporate entity diligence) in respect of the Loan Parties.

            (k) There shall exist no material event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any Material Contract.

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

            (l) No event, change or condition has occurred that, individually or in the aggregate, has caused, or could reasonably be expected to cause, a Material Adverse Effect.

            (m) There shall be no action, suit, proceeding or investigation (whether previously existing, newly instituted or threatened) before, and no order, injunction or decree shall have been entered by, any court, arbitrator or Governmental Authority (including the Securities and Exchange Commission), and no regulatory change (foreign or domestic) or intervention by any Governmental Authority (foreign or domestic) shall have occurred or be pending, either (A) seeking to enjoin, restrain, restrict, set aside or prohibit, to impose material conditions upon, or to obtain substantial damages in respect of the funding hereunder, or any of the other elements of the Transactions or (B) that would be reasonably likely to result in a Material Adverse Effect.

            (n) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreements shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrowers and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement and (b) Indebtedness set forth on Schedule 6.01.

            (o) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

            (p) The Administrative Agent shall have received a certificate from the chief financial officer of Corel certifying that Corel and the Subsidiaries, on a consolidated basis immediately before and immediately after giving effect to the Transactions to occur on the Closing Date, are solvent.

            (q) The Arrangers shall not have become aware of any information or other matter that (i) the Arrangers reasonably believe is inconsistent in a material and adverse manner with (A) any information or other matter disclosed to the Arrangers prior to October 17, 2005, or (B) any information or other matter obtained by the Administrative Agent during its due diligence investigation, or (ii) the Arrangers determine could reasonably be expected to have a Material Adverse Effect.

            (r) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

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

            (s) The Administrative Agent shall have received a "Quality of Earnings" report prepared by a consultant satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

            (t) The following transactions shall have been or shall concurrently be consummated:

                  (i) the Acquisition shall be consummated (x) for consideration equal to 4,322,587 common shares of Corel and the repayment of all outstanding Indebtedness under the WinZip Credit Agreement (excluding related fees and expenses), (y) in compliance with law and (z) in accordance with the Acquisition Documents, which shall be reasonably satisfactory to the Arrangers and no material provision thereof shall have been amended, waived or otherwise modified without the prior written consent of the Arrangers. The structure of the Transactions shall not be materially inconsistent with the structure previously disclosed to the Arrangers. The Administrative Agent shall have received copies of each of the material Acquisition Documents, including any amendments, supplements or modifications with respect thereto, each certified by Corel to be true and correct copies;

                  (ii) the ownership, management, corporate and legal structure of the Loan Parties, after giving effect to the Transactions, shall be satisfactory to the Lenders; and

                  (iii) the IPO shall be consummated in compliance with law and
            Corel shall have received gross cash proceeds therefrom of at least $90,000,000 and such proceeds shall have been used as described in the Commitment Letter or as otherwise agreed by the Arrangers. The structure of the IPO shall not be materially inconsistent with the structure previously disclosed to the Arrangers.

            (u) The Lenders shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Corel and its Subsidiaries and the Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.02.

            (v) The Credit Facilities shall have received ratings from S&P and Moody's.

            (w) The Lenders shall be reasonably satisfied that none of the Loan Parties has any material Environmental Liabilities and Costs.

            (x) The Arrangers shall be satisfied that the Total Leverage Ratio for the 12-month period ending as of the last month ended prior to the Closing Date, on a Pro Forma Basis after giving effect to the Transactions, is no greater that 2.00:1.00.

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                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

            Each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full such Borrower will, and will cause each Subsidiary to:

            SECTION 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under clause
(b) below or Section 6.03.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (provided that nothing herein shall prevent the Board of Directors of either Borrower or any Subsidiary from expanding or reducing a line of business that it deems in its business judgment to be in the best interest of such Borrower or such Subsidiary); comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted including but not limited to the USA Patriot Act and other anti-money laundering rules and regulations; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that the foregoing shall not prevent a Borrower from dissolving a Subsidiary or discontinuing the operation or maintenance of any of its or any Subsidiary's property if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business and could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.02 Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

            (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form

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

      and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to a Borrower or any other Loan Party under such policies directly to the Collateral Agent; cause all such policies to provide that none of the Borrowers, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; at the reasonable request of the Administrative Agent, deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, materially modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or
      (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, material modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

            (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by the Borrowers; and promptly, at the request of the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            SECTION 5.03 Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and materially in accordance with their terms and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and each of the Borrowers shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

            SECTION 5.04 Financial Statements, Reports, etc. In the case of Corel, furnish to the Administrative Agent for each Lender:

            (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, shareholders' equity and cash flows showing the financial condition of Corel and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such fiscal year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Corel and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of operations and cash flows showing the financial condition of Corel and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer of Corel as fairly presenting the financial condition and results of operations of Corel and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

            (c) concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section, a certificate of a Financial Officer of Corel (i) certifying that no Default or Event of Default has occurred or, if such a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.13 and 6.14 and, in the case of a certificate delivered with the financial statements required by paragraph (a) of this Section, setting forth the Borrower's calculation of Excess Cash Flow;

            (d) within 90 days after the beginning of each fiscal year of Corel, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Corel or any Subsidiary with any national securities exchange, or distributed to its shareholders, as the case may be;

            (f) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

            (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

            SECTION 5.05 Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

            (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action, if any, taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or to the knowledge of any Borrower, any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against a Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

            (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 5.06 Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times during normal business hours and after reasonable prior notice and as often as reasonably requested (but no more than twice per fiscal year of Corel, unless an Event of Default has occurred and is continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor (if agreed to by such accountants).

            (b) In the case of Corel, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody's.

            SECTION 5.07 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preliminary statement to this Agreement.

            SECTION 5.08 Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, PPSA Filings and other financing statements, fixture filings, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request,

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

in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

            (b) Each Borrower will cause each of its subsequently acquired or organized wholly-owned Subsidiaries organized under the laws of the United States or any state or political subdivision thereof or of Canada or any province thereof to become a Loan Party by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent.

            (c) From time to time, the Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to all personal property of the Loan Parties and all real property with a fair market value in excess of $500,000 of the Loan Parties, in each case whether now owned or hereafter acquired.

            (d) In the event that (i) (x) the EBITDA of any Foreign Subsidiary acquired or created after the Closing Date, or of any Foreign Subsidiary that existed as of the Closing Date but that did not meet the threshold set forth in this clause (d) as of such date, shall at any time represent 5% or more of Consolidated EBITDA at such time or (y) the aggregate EBITDA of all Foreign Subsidiaries that are not Loan Parties shall at any time represent 15% of more of Consolidated EBITDA at such time, or (ii) the Administrative Agent shall, in its sole discretion, request that any Foreign Subsidiary acquired or created after the Closing Date become a Loan Party, the Borrowers shall cause such Foreign Subsidiary or Foreign Subsidiaries to become a Loan Party or Loan Parties by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Collateral Agent, except to the extent any guarantee provided in connection therewith would result in material adverse tax consequences to such Foreign Subsidiary.

            (e) The security interests and Liens contemplated under this Section
      5.08 will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including Perfection Certificates, legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

            (f) The Borrowers shall have delivered, or caused to be delivered, the Pledge Collateral (as defined in the Guarantee and Collateral Agreement) to the Collateral Agent in compliance with Section 3.02 of the Guarantee and Collateral.

            (g) The Borrowers shall have delivered, or caused to be delivered, to the Administrative Agent Control Agreements in respect of all Securities Accounts and Deposit Accounts as required by Section 6.09 and the applicable provisions of the

      Security Documents including, without limitation, Section 4.04 of the Guarantee and Collateral Agreement.

            SECTION 5.09 Interest Rate Protection. No later than 90 days after the Closing Date, the Borrowers shall enter into (or maintain existing), and for a minimum of two years thereafter maintain, Hedging Agreements acceptable to the Administrative Agent that result in at least 30% of the aggregate principal amount of the Term Loans, as of the date of the respective Hedging Agreement, being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent.

            SECTION 5.10. Subsidiaries in Liquidation. The Borrower shall use its commercially reasonable efforts to liquidate or dissolve each Subsidiary listed on Schedule 5.10 (each, a "SUBSIDIARY IN LIQUIDATION") as promptly as possible after the Closing Date.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Each Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full such Borrower will not, nor will it cause or permit any Subsidiary to:

            SECTION 6.01 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents;

            (b) [Intentionally Deleted]

            (c) Indebtedness set forth on Schedule 6.01;

            (d) Permitted Purchase Money Indebtedness;

            (e) refinancings, replacements, renewals, or extensions of Indebtedness permitted under clauses (c) and (d) of this Section 6.01 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, replacements, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, replaced, renewed, or extended or add one or more Loan Parties as liable with respect thereto if such additional Loan Parties were not liable with respect to the original Indebtedness, (ii) such refinancings, replacements, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, replaced, renewed, or extended, nor are they on terms or conditions, that, taken as a

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

      whole, are materially more burdensome or restrictive to the applicable Loan Party, (iii) if the Indebtedness that is refinanced, replaced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, replacement, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Parties as those that were applicable to the refinanced, replaced, renewed, or extended Indebtedness, and (iv) the Indebtedness that is refinanced, replaced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

            (f) endorsement of instruments or other payment items for deposit;

            (g) Indebtedness to the extent permitted in subparagraphs (e) and
      (f) of the definition of Permitted Acquisition; provided that the aggregate principal amount of Seller Notes shall not exceed $20,000,000 at any time;

            (h) Indebtedness incurred by Corel under Hedge Agreements incurred in the ordinary course of business and not for speculative purposes;

            (i) Indebtedness (i) in the case of the Borrowers, owed to a wholly owned Subsidiary of any Borrower, or owed by Corel to Corel Subsidiary, or
      (ii) in the case of any Subsidiary of a Borrower, owed to either Borrower or to a wholly owned Subsidiary of either Borrower, provided that, in each case, such Indebtedness (x) shall constitute Pledged Indebtedness (as defined in the Security Documents), (y) shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent and such promissory notes shall, in the case of Indebtedness owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Documents and (z) such Indebtedness shall be subordinated to the Obligations on terms and conditions reasonably satisfactory to the Lenders;

            (j) Indebtedness assumed in connection with any Permitted Acquisitions; provided, that (i) before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $7,000,000 and (iii) such Indebtedness was not incurred in contemplation of or in connection with such acquisition; and

            (k) Indebtedness in an aggregate outstanding principal amount not in excess of $2,000,000.

            SECTION 6.02 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, replaced, renewed, or extended to the extent permitted under Section 6.01 and so long as the replacement Liens only encumber those assets that secured the refinanced, replaced, renewed, or extended Indebtedness); provided, however, that no reference in this Agreement or any other Loan Document to Liens permitted under this Section 6.02 (including Permitted Liens), including any statement or provision as to the acceptability of any Liens (including Permitted Liens), shall in any way constitute or be construed so as to provide for a subordination of any rights of the Administrative Agent or the Lenders hereunder or arising under any other Loan Document in favor of such Liens (including Permitted Liens).

            SECTION 6.03 Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired) or any of the Equity Interests of any subsidiary owned by it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (x) any wholly-owned Subsidiary (other than Corel Subsidiary) may transfer all or substantially all of its assets to or merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (y) any wholly-owned Subsidiary may transfer all or substantially all of its assets to or merge into or consolidate with any other wholly-owned Subsidiary in a transaction in which the surviving entity is a wholly-owned Subsidiary and no person other than a Borrower or a wholly-owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Grantor Loan Party or Loan Party, the surviving entity of such transaction shall be a Grantor Loan Party or Loan Party, respectively) and (z) the Borrowers and the Subsidiaries may make Permitted Acquisitions.

            (b) Engage in any Asset Sale unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph shall not exceed $10,000,000 in any fiscal year, provided that (x) the Borrower shall provide prior written notice to the Administrative Agent in connection with any Asset Sales if the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph exceeds $5,000,000 in any fiscal year and (y) the Net Cash Proceeds of any such Asset Sales are applied as set forth in Section 2.24, provided further that the Borrower shall not, nor will it cause or permit any Subsidiary to, sell, transfer or otherwise dispose of any Key Software Program.

            SECTION 6.04 Change Name or Chief Executive Office. Other than as set forth in Schedule 6.04, change any Loan Party's or any Subsidiary of a Loan Party's name, chief executive office or principal place of business, FEIN, organizational identification number, state of organization, or organizational identity; provided, however, that a Loan Party or a Subsidiary of a Loan Party may make any such change upon at least 30 days prior written notice by Corel to the Administrative Agent of such change and so long as, at the time of such written notification, such Loan Party or such Subsidiary provides any financing statements or PPSA Filings or take such other actions necessary to perfect and continue perfected the Administrative Agent's Liens.

            SECTION 6.05 Nature of Business. (a) Make any material change in the principal nature of their business.

            (b) Notwithstanding anything to the contrary set forth in this Agreement, no Loan Party that is not a Grantor Loan Party shall engage in any business or activity or own or acquire any assets other than holding the Stock of its Subsidiaries as of the Closing Date so long as such Stock is subject to a perfected first priority Lien in favor of the Collateral Agent and performing its obligations and activities incidental thereto unless such Loan Party shall have provided the Collateral Agent with notice 60 days prior to its acquisition of any assets and taken all actions necessary or advisable to grant a perfected first priority Lien in favor of the Collateral Agent on such acquired assets.

            (c) Notwithstanding anything to the contrary set forth in this Agreement, no Subsidiary in Liquidation shall engage in any business or activity or own or acquire any assets.

            SECTION 6.06 Prepayments and Amendments. Except in connection with a refinancing permitted by Section 6.01,

            (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or any Subsidiary of a Loan Party, other than the Obligations in accordance with this Agreement, or

            (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.01(b), or (c) if the effect of such amendment or change is to materially increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the prepayment provisions thereof or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the creditors thereunder which would be materially adverse to the Lenders.

            SECTION 6.07 Restricted Payments. Make any Restricted Payment; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, (a) each wholly-owned Subsidiary may make distributions, declare or pay any dividends to Corel or any other wholly-owned Subsidiary, (b) Corel may make Restricted Payments up to an aggregate amount of $20,000,000 over the term of the Facilities so long as the Total Leverage Ratio both before and after giving effect to any Restricted Payment made pursuant to this clause (b) is at least 2.0 to 1.0 and the Borrower has delivered a certificate to the Administrative Agent demonstrating the calculation thereof and (c) Corel may make regularly scheduled payments of interest in respect of any subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Seller Note or other agreement pursuant to which such Indebtedness was issued.

            SECTION 6.08 Accounting Methods. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) except upon 30 days' written notice to the Administrative Agent.

            SECTION 6.09 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Loan Parties and their Subsidiaries shall not have Permitted Investments in any Deposit Account or Securities Account located in any province of Canada (if Canada or such province has adopted any law requiring a Control Agreement or similar agreement to perfect a Lien in any Deposit Account or Securities Account or making such method a superior form of perfection) or the United States (other than payroll accounts), the aggregate amount of which is in excess of $1,000,000 outstanding at any one time unless the Loan Parties or their respective Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into a Control Agreement or similar arrangement governing such Permitted Investments in order to perfect (and further establish) the Collateral Agent's security interests under the Loan Documents in such Permitted Investments, except that the requirements of this proviso shall not apply to any Deposit Account or Securities Account that is acquired in connection with the Acquisition or a Permitted Acquisition until 90 days following the date such acquisition is consummated.

            SECTION 6.10 Transactions with Affiliates. Except for Permitted Investments, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party, except for (a) transactions that are in the ordinary course of the Loan Parties' business, upon fair and reasonable terms, and that are no less favorable to the Loan Parties than would be obtained in an arm's length transaction with a non-Affiliate, (b) transactions that require the Loan Parties to pay aggregate amounts not to exceed $2,000,000 in any fiscal year, (c) dividends and other distributions made to any Loan Party by any of its Affiliates that is not a Loan Party, (d) Incentive Arrangements and (e) the Advisory Services Agreement; provided that
(i) the aggregate amount of payments made by any Loan Party or any Subsidiary thereof under the Advisory Services Agreement shall not exceed $250,000 per year (or $500,000 per year if the Board of Directors of Corel approves any payments in excess of $250,000 in such year) and (ii) no payments shall be made under the Advisory Services Agreement if any Default or Event of Default has occurred and is continuing before and after giving effect to any such payment.

            SECTION 6.11 Capital Expenditures. Make Capital Expenditures in an aggregate amount in excess of $5,000,000 in any fiscal year, provided that 50% of such amount, if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year.

            SECTION 6.12 Employee Plans. Maintain, contribute to or sponsor any "employee benefit plan" (as defined in Section 3(3) of ERISA) that either (i) is subject to ERISA, (ii) is a registered pension plan or (iii) is a plan that provides supplemental retirement benefits.

            SECTION 6.13 Maximum Total Leverage Ratio. Permit the Total Leverage Ratio at the end of any fiscal quarter during a period set forth below to be greater than the ratio set forth opposite such period below:

                    PERIOD                                    RATIO
                    ------                                    -----
May 31, 2006 through February 28, 2009                    3.00 to 1.00
February 29, 2008 through February 27, 2009               2.75 to 1.00
February 28, 2009 through February 27, 2010               2.50 to 1.00
February 28, 2010 through February 27, 2011               2.25 to 1.00
February 28, 2011 and thereafter                          2.00 to 1.00

            SECTION 6.14 Minimum Fixed Charge Coverage Ratio. Have, at the end of any fiscal quarter, a Fixed Charge Coverage Ratio of not less than 2.50:1.00.

            SECTION 6.15 Amendments to Acquisition Documents and Other Agreements. (a) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any indemnities and licenses furnished to Corel or any of its Subsidiaries pursuant to the Acquisition Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documents or any such other documents except for any such amendment, supplement or modification that would not reasonably be expected to have a Material Adverse Effect.

            (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any Governing Document or Material Contract except for such amendment, supplement or modification that could not have a material adverse effect on the Lenders or the Agents or any of their rights under the Loan Documents.

            SECTION 6.16 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of the Borrowers or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

            SECTION 6.17 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrowers or any other Subsidiary, (b) make loans or advances to, or other Investments in, the Borrowers or any other Subsidiary or
(c) transfer any of its assets to the Borrowers or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale or disposition of all or

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substantially all of the Equity Interests or assets of such Subsidiary otherwise permitted by this Agreement.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

            SECTION 7.01 Events of Default. In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) of this Article) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days with regard to interest and ten Business Days with regard to Fees and other amounts;

            (d) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 2.24, Section 5.01(a), 5.05, or 5.08 or in Article VI;

            (e) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph
      (b), (c) or (d) of this Article) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

            (f) (i) a Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs (and all relevant grace periods have expired) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Borrower or any Subsidiary, or of a substantial part of the property or assets of a Borrower or any Subsidiary, under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, receiver-manager, monitor, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Subsidiary or for a substantial part of the property or assets of a Borrower or a Subsidiary or (iii) the winding-up or liquidation of a Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) a Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law,
      (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) of this Article, (iii) apply for or consent to the appointment of a receiver, receiver-manager, monitor, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Subsidiary or for a substantial part of the property or assets of a Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments shall be rendered against a Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of a Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage in writing) in excess of $10,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

            (j) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

            (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results

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      from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement or other applicable Security Document and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

            (l) there shall have occurred a Change of Control;

            (m) any steps are instituted to terminate or wind-up a registered pension plan, in whole or in part, if, as a result of such whole or partial termination or wind-up, any Loan Party could incur a liability or obligation to such pension plan in excess of $5,000,000;

      then, and in every such event (other than an event with respect to the Borrowers described in paragraph (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrowers described in paragraph (g) or
      (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

            SECTION 8.01 Appointment of Agent; Agent Bank. (a) Each of the Lender Parties (in its capacities as a Lender, the Swingline Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Agents, the Lender Parties and the Hedge

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Banks with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

            (b) The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with a Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

            (c) Each Lender Party (in its capacities as a Lender, the Swingline Lender (if applicable) and an Issuing Bank (if applicable)) hereby acknowledges that Morgan Stanley Senior Funding Inc. is acting as the Agents hereunder. Each such Lender Party, in such capacities, acknowledges and consents to Morgan Stanley Senior Funding Inc. acting in such capacities notwithstanding that the interests of the Lenders hereunder may be in conflict from time to time.

            SECTION 8.02 Agent's Powers and Duties. (a) Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (iii) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrowers or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, fraud or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrowers or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

            (b) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or

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      by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            (c) Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            SECTION 8.03 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by 10 days' prior written notice to the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in Toronto, Ontario, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

            SECTION 8.04 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

            SECTION 8.05 Agents. None of the Lenders or other persons identified on the facing page of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Lenders or other persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other

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persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

            SECTION 8.06 Release of Collateral. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Agents will, and the Lender Parties hereby irrevocably authorize the Administrative Agent and the Collateral Agent to, at the Borrowers' expense, execute and deliver or cause others to execute and deliver to the respective Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents.

            (b) The Lender Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Security Document to the holder of any lien on such property that is permitted by paragraph (f) of the definition of "Permitted Liens".

            SECTION 8.07 Release of Subsidiary Guarantor. Upon the sale of outstanding shares of capital stock and other equity, ownership and profit interests in any Subsidiary Guarantor in a transaction which is permitted under
Section 6.03 and upon request by such Subsidiary Guarantor and at its expense, the Administrative Agent shall confirm in writing that the liability of such Subsidiary Guarantor under the Guarantee and Collateral Agreement or the Canadian Guaranty, as the case may be, is released and discharged effective when such transaction is consummated. Each Lender Party hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to release any Subsidiary Guarantor from time to time to the extent provided for herein and to execute or cause others to execute any document reasonably required in connection therewith, including, without limitation, the types of documents described in
Section 8.06 hereof with respect to any Subsidiary Guarantor's property that is subject to a security interest granted under the Security Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

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      (a)   if to the Borrowers, to:

            Corel Corporation
            1600 Carling Avenue
            Ottawa, Ontario
            Canada M1Z 8R7
            Attention of Douglas McCollam (Chief Financial Officer of Corel Corporation and President of Holdings LLC)
            (Fax No. (613) 725-2691)

            With a copy to:

            Torys LLP
            79 Wellington Street West
            Suite 3000
            Box 270, TD Centre
            Toronto, Ontario
            Canada M5K 1N2
            Attention of Peter Birkness
            (Fax No. (416) 865-7380)

      (b)   if to the Swingline Lender or the Issuing Bank, to:

            Morgan Stanley Senior Funding (Nova Scotia) Co.
            One Pierrepont Plaza, 7th Floor
            300 Cadman Plaza West
            Brooklyn, NY 11201
            Attention of Larry Benison
            (Fax No. (718) 754-7249)

      (c)   if to the Administrative Agent or the Collateral Agent, to:

            Morgan Stanley Senior Funding Inc.
            One Pierrepont Plaza, 7th Floor
            300 Cadman Plaza West
            Brooklyn, NY 11201
            Attention of Larry Benison
            (Fax No. (718) 754-7249)

            With a copy to:

            Morgan Stanley Senior Funding, Inc.
            1585 Broadway
            New York, New York 10036
            Attention of Andrew Earls
            (Fax No. (212) 404-9539);

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      and

            (d) if to a Lender or an Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

            All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to among the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

            SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

            SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

            SECTION 9.04 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its

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      Commitments and the Loans at the time owing to it), with the prior written consent of the Administrative Agent and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender (in each case, not to be unreasonably withheld or delayed); provided, however, that (i) in the case of any assignment of a Revolving Credit Commitment, Revolving Loans, Swingline Commitment, Swingline Loans, L/C Commitment or Letter of Credit, unless an Event of Default has occurred and is continuing, the assignee shall be an Eligible Canadian Lender, (ii) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (A) unless an Event of Default shall have occurred and be continuing, the Borrowers must also give their prior written consent to such assignment (not to be unreasonably withheld or delayed, it being understood that the consent of the Borrowers shall not be necessary in connection with any assignment during the primary syndication of the Loans to any person previously agreed to by the Administrative Agent and the Borrowers), and (B) the amount of the Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is recorded by the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment and/or Loans of the relevant Class); provided that such minimum assignment amount shall be aggregated for two or more simultaneous assignments by or to two or more Related Funds, (iii) the parties to each such assignment shall (A) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) if no such system shall then be specified by the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such fee is waived at the discretion of the Administrative Agent) and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (other than existing obligations resulting from its gross negligence, fraud or willful misconduct while a Lender) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have

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      not become effective, are as set forth in such Assignment and Acceptance,
      (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
      (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, the written consent of the Administrative Agent and, if required, the Borrowers, the Swingline Lender and/or the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such

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      Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph.

            (f) Each Lender may without the consent of the Borrowers, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant), (iv) the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, or releasing all or substantially all of the Subsidiary Guarantors or all or substantially all of the Collateral) and (v) the amount of the Commitments and/or Loans subject to such participation shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitments and/or Loans of the relevant Class); provided, that such minimum participation amount shall be aggregated for two or more simultaneous participations by or to two or more Related Funds.

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, subject to Section 9.16(b), disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

            (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

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            (i) Notwithstanding anything to the contrary contained herein, any
      Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the SPC shall be an Eligible Canadian Lender except to the extent it is only providing Term Loans. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) subject to
      Section 9.16(b), disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

            (j) The Borrowers shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

            (k) In the event that any Revolving Credit Lender shall become a Defaulting Lender, then each Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee, and such Lender hereby agrees to transfer and assign without recourse all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Banks or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of

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      payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

            SECTION 9.05 Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable, actual, third party out-of-pocket expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Skadden, Arps, Slate Meagher & Flom LLP and Osler, Hoskin & Harcourt LLP, as counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

            (b) The Borrowers agree to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by a Borrower or any Subsidiary, or any Environmental Liability or Cost related in any way to the Borrowers or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of such Indemnitee.

            (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined, in the manner provided below, as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case

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      may be, was incurred by or asserted against the Administrative Agent, the
      Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

            (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section shall be payable on written demand therefor.

            SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.07 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof,

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nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that (i) no such agreement shall (A) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (B) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (C) amend or modify the pro rata requirements of
      Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the Subsidiary Guarantors or all or substantially all of the Collateral, without the prior written consent of each Lender, (D) change the provisions of any Loan Document in a manner that by its terms materially adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class,
      (E) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, or (F) reduce the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof) and (ii) any waiver, amendment or other modification referred to in subclauses
      (i)(A) or (B) above with respect to the Loans or Commitments of any Lender may be made with the prior written consent of such Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender.

            SECTION 9.09 Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. Notwithstanding anything to the contrary contained in this Agreement or in any

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other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by any Loan Party that is an entity organized under the laws of Canada or any province of Canada (a "CANADIAN LOAN PARTY") in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada:

            (a) Whenever any interest or fee payable by any Canadian Loan Party is calculated using a rate based on a year of 360 days, each rate determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by 360.

            (b) Notwithstanding any other provisions of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by law or in an amount or at a rate that would result in the receipt by the Lenders or the Administrative Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada). Where more than one such law is applicable to any Loan Party, such Loan Party shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws. If from any circumstances whatever, fulfillment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by any Applicable Law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Administrative Agent or the Lenders shall ever receive anything of value as interest or deemed interest under any Loan Document in an amount that would exceed the highest lawful rate of interest permitted by any Applicable Law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the relevant Commitment, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the relevant Commitment, the amount exceeding the unpaid balance shall be refunded to the applicable Loan Party. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Loan Parties, the Administrative Agent and the Lenders shall, to the maximum extent permitted by Applicable Law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by Applicable Law, or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Law. For the purposes of this Agreement and each other Loan Document to which a Canadian Loan Party is a party, the effective annual rate of interest payable by such Canadian Loan Party shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Obligations, on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the

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      account of such Canadian Loan Party will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

            (c) All calculations of interest payable by any Canadian Loan Party under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

            SECTION 9.10 Judgment Currency. The specification under this Agreement of Dollars is of the essence. Each Loan Party's obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the Issuing Bank of the full amount of Dollars expressed to be payable: to the Lender Parties or the Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in Dollars, the rate of exchange used shall be that at which the Lender Parties or the Issuing Bank could, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Lender Parties or the Issuing Bank hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent or the Issuing Bank receives any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the Issuing Bank may, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency. If the Dollars so purchased are less than the sum originally due to the Lender Parties or the Issuing Bank in Dollars, each Lender Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender Parties and the Issuing Bank against such loss, and if the Dollars so purchased exceed the sum originally due to the Lender Parties or the Issuing Bank in Dollars, the Administrative Agent (and the Lender Parties) and the Issuing Bank, as applicable, agree to remit to such Loan Party such excess.

            SECTION 9.11 Entire Agreement. This Agreement, the Administrative Agent Fee Letter and the other Loan Documents (and those provisions of the Commitment Letter and Fee Letter that expressly by their terms survive the execution and delivery of this Agreement) constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral

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Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.13 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 9.15 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.16 Jurisdiction; Consent to Service of Process. Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be

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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers or their properties in the courts of any jurisdiction.

            (a) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.17 Confidentiality. (a) Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents subject to terms similar to this Section or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Subsidiary or any of their respective obligations subject to terms similar to this Section, (f) with the consent of the Borrowers or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "INFORMATION" shall mean all information received from the Borrowers and related to the Borrowers or their businesses, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrowers.

            SECTION 9.18 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the

Administrative Agent, as applicable, to identify such Borrower in accordance with the USA Patriot Act.

                     [Remainder of page intentionally blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           COREL CORPORATION

                                           By: _________________________________
                                               Name:  Doug McCollam
                                               Title: Chief Financial Officer

                                           COREL US HOLDINGS, LLC
                                               By: COREL CORPORATION

                                           By: _________________________________
                                               Name:  Doug McCollam
                                               Title: Chief Financial Officer

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                           MORGAN STANLEY SENIOR FUNDING INC.,
                                           as Administrative Agent, Collateral
                                           Agent and Term Lender

                                           By: _________________________________
                                               Name:
                                               Title:

                                           MORGAN STANLEY SENIOR FUNDING (NOVA
                                           SCOTIA) CO., as Swingline Lender,
                                           Issuing Bank and Revolving Lender

                                           By: _________________________________
                                               Name:
                                               Title:

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                           JPMORGAN CHASE BANK, N.A., TORONTO
                                           BRANCH, as Revolving Lender

                                           By: _________________________________
                                               Name:
                                               Title:

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as Revolving Lender and Term Lender

                                           By: _________________________________
                                               Name:
                                               Title:

                                           By: _________________________________
                                               Name:
                                               Title:

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                         Annex A

                      PRICING GRID FOR REVOLVING LOANS AND
                                 SWINGLINE LOANS

                   Applicable
                    Percentage       Applicable Percentage
Pricing Level  for Eurodollar Loans   for Base Rate Loans
     I

    II

   III

    IV

     V

The Applicable Percentage for Revolving Loans and Swingline Loans shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of one full fiscal quarter of Corel after the Closing Date and on each subsequent Adjustment Date, based on changes in the Total Leverage Ratio, with such adjustments to become effective on the date (the "ADJUSTMENT DATE") that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 5.04(a) and (b) and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04(a) and (b), then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Percentage for Revolving Loans and Swingline Loans shall be adjusted to be equal to the Applicable Percentage opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

            As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

            "Pricing Level I" shall exist on an Adjustment Date if the Total Leverage Ratio for the relevant period is greater than [or equal to] ___ to 1.00.

            "Pricing Level II" shall exist on an Adjustment Date if the Total Leverage Ratio for the relevant period is less than [or equal to] _____ to 1.00 but greater than [or equal to] ____ to 1.00.

            "Pricing Level III" shall exist on an Adjustment Date if the Total Leverage Ratio for the relevant period is less than [or equal to] _____ to 1.00 but greater than [or equal to] ____ to 1.00.

            "Pricing Level IV" shall exist on an Adjustment Date if the Consolidated Total Ratio for the relevant period is less than [or equal to] _____ to 1.00 but greater than [or equal to] ____ to 1.00.

            "Pricing Level V" shall exist on an Adjustment Date if the Consolidated Total Ratio for the relevant period is less than [or equal to] ____ to 1.00.

                                      A-2